                                                 December 4, 1996

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madame:

    On behalf of Oneida Ltd. I transmit for filing the following Form 8-K. Please do not hesitate to contact me at (315) 361-3694 if you have any questions or concerns.

                                                 Very truly yours,

                                                 /s/ ERIN L. MARKEY

                                                 Erin L. Markey
                                                 Corporate Attorney
                                                 Oneida Ltd.
                                                 163-181 Kenwood Ave.
                                                 Oneida, NY 13421

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                  ______________________________



                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) November 26, 1996



                            ONEIDA LTD.
      (Exact name of Registrant as specified in its charter)



      NEW  YORK                 1-5452                15-0405700
  (State or other             (Commission          (I.R.S. Employer
  jurisdiction of             File Number)        Identification Number)
  incorporation)

     ONEIDA                   NEW YORK                 13421
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code   (315)  361-3000

Former name or former address, if changed since last report N/A

ITEM 5        OTHER EVENTS

         The information required by this item is incorporated by reference to a press release and the Stock Purchase Agreement, both dated November 26, 1996, which are attached as exhibits to this Form.

EXHIBITS      EXHIBIT 2

         Stock Purchase Agreement by and among Camden Acquisition Corporation, Camden Wire Co., Inc. and Oneida Ltd. dated November 26, 1996.


              EXHIBIT 99.1

         Press Release dated November 26, 1996.



                             SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ONEIDA LTD.


                                       By: /s/ CATHERINE H. SUTTMEIER
                                           Catherine H. Suttmeier
                                           Vice President, Secretary and
                                           General Counsel

Dated: December 4, 1996

                                                                EXHIBIT 2

                     STOCK  PURCHASE AGREEMENT



                           by and among



                  CAMDEN ACQUISITION CORPORATION,

                       CAMDEN WIRE CO., INC.

                                and

                            ONEIDA LTD.





                         November 26, 1996

                         TABLE OF CONTENTS

ARTICLE I
     PURCHASE AND SALE OF SHARES; PAYMENT OF COMPANY
     OBLIGATIONS                                                 1
     1.1  Purchase and Sale of the Shares                        1
     1.2  Determination and Payment of Purchase Price            1
     1.3  Payment of Inter-company Debt                          4

ARTICLE II
     THE CLOSING                                                 4
     2.1  The Closing                                            4
     2.2  Deliveries at the Closing                              4

ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLER    4
     3.1  Corporate Organization                                 5
     3.2  Corporate Authority; Absence of Conflicts              5
     3.3  Outstanding Capital Stock; Title to Shares             6
     3.4  Financial Statements                                   6
     3.5  Absence of Undisclosed Liabilities                     7
     3.6  Absence of Material Adverse Changes                    7
     3.7  Real Property                                          9
     3.8  Tangible Personal Property                            10
     3.9  Accounts Receivable                                   11
     3.10 Accounts Payable                                      12
     3.11 Inventory                                             12
     3.12 Backlog                                               12
     3.13 Computer Software                                     12
     3.14 Material and Affiliated Contracts                     13
     3.15 Compliance with Laws                                  14
     3.16 Legal Proceedings                                     14
     3.17 Ability to Conduct the Business                       15
     3.18 Labor Matters                                         15
     3.19 Employee Benefit Pans                                 17
     3.20 Environmental Matters                                 19
     3.21 Products                                              21
     3.22 Tax Matters                                           22
     3.23 Insurance                                             23
     3.24 Minute Books; Stock Record Books                      23

     3.25 Brokers' or Finders' Fees                             24
     3.26 Material Customers and Suppliers                      24
     3.27 Bank Accounts; Powers of Attorney                     24
     3.28 Books and Records                                     25
     3.29 Sales Representatives and Other Sales
          Agents/Sales Offices                                  25
     3.30 Transaction Expenses                                  25
     3.31 Schedules                                             25
     3.32 Reliance                                              25
     3.33 Fairness Opinion                                      26

ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF BUYER               26
     4.1  Organization and Corporate Power                      26
     4.2  Corporate Authority; Absence of Conflicts             26
     4.3  No Investigation                                      27
     4.4  Securities Act of 1933                                27
     4.5  Reliance                                              27
     4.6  Financing                                             27
     4.7  Brokers' or Finders' Fees                              27

ARTICLE V
          AGREEMENTS OF THE PARTIES RELATED TO TRANSACTIONS     28
     5.1  Full Access                                           28
     5.2  Preservation of Business                              28
     5.3  Negative Covenants of Seller                          28
     5.4  Third Party Consents                                  30
     5.5  Delivery of Schedules and Other Material              30
     5.6  Tax Matters                                           30
     5.7  Transfer Taxes                                        31
     5.8  Best Efforts and Certain Filings                      31
     5.9  Industrial Revenue Bonds                              32
     5.10 Insurance                                             32
     5.11 Workers' Compensation                                 32
     5.12 Use of Seller's Name                                  32
     5.13 Third-Party Offers                                    33

ARTICLE VI
          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER     33
     6.1  Representations and Covenants                         33
     6.2  Closing Certificate                                   33
     6.3  Legal Opinion                                         34
     6.4  Injunction                                            34
     6.5  Lender's Consent                                      34

     6.6  HSR Act                                               34
     6.7  Company IRBs                                          34

ARTICLE VII
          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER      34
     7.1  Representations and Covenants                         34
     7.2  Closing Certificate                                   35
     7.3  Legal Opinion                                         35
     7.4  Injunction                                            35
     7.5  Material Adverse Change                               35
     7.6  Directors Resignations                                35
     7.7  FIRPTA Affidavit                                      35
     7.8  Bank Accounts/Powers of Attorney                      36
     7.9  Schedules                                             36
     7.10 HSR Act                                               36
     7.11 Selected Material Contracts and Permits, etc.         36
     7.12 Seller Indebtedness                                   36

ARTICLE VIII
          SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
          INDEMNIFICATION                                       37
     8.1  Survival of Representations and Warranties            37
     8.2  Seller's Agreement to Indemnify                       37
     8.3  Buyer's Agreement to Indemnify                        38
     8.4  Notification of Claims and Definitive Resolutions     38
     8.5  Special Indemnification for Tax Liabilities           40
     8.6  Limitations on Indemnification                        42
     8.7  Exclusive Remedy                                      43

ARTICLE IX
          CERTAIN COVENANTS                                     43
     9.1  Access by Seller                                      43
     9.2  Maintenance of Records                                43

ARTICLE X
          MISCELLANEOUS                                         44
     10.1  Expenses                                             44
     10.2  Brokers                                              44
     10.3  Notices                                              44
     10.4  Successors and Assigns                               45
     10.5  Entire Agreement and Modification                    45
     10.6  Section and Other Headings                           46
     10.7  Governing Law                                        46
     10.8  Counterparts                                         46

     10.9  Further Assurances                                   46
     10.10 Severability                                         46
     10.11 Confidentiality                                      46
     10.12 No Third Party Beneficiaries                         47
     10.13 Termination by Buyer                                 47
     10.14 Termination by Seller                                47
     10.15 Guaranty                                             47

Schedules

Schedule            Description                                 Ref. Page #
3.1(a)              Jurisdictions in which the Company is       4
                    Qualified to Transact Business as a
                    Foreign Corporation and is in Good Standing

3.1(b)              Subsidiaries                                5

3.4                 Financial Statements                        6

3.5                 Undisclosed Liabilities                     7

3.6                 Material Adverse Changes                    7

3.7(a),(b),(d),(f)  Real Property                               9-10

3.8(a), (b)         Tangible Personal Property Subject          10-11
                    to Encumbrances

3.11                Inventory                                   12

3.14(a), (b), (c)   Material and Affiliated Contracts           13-14

3.16                Litigation                                  14

3.18(b), (c), (e)   Labor Matters                               15-16

3.19(b), c),(d),(e) Employee Benefit Plans                      17-18

3.20                Environmental Matters                       19

3.21                Products Liability Claims                   21

3.22(b), (d), (f)   Tax Matters                                 21-22

3.23                Insurance                                   23

3.26(a), (b)        Material Customers and Suppliers            23-24

3.27                Bank Accounts; Powers of Attorney           24

3.28                Books and Records                           24

3.29                Sales Representatives                       25

Exhibits

A        Opinion of Cohen Swados Wright Hanifin Bradford & Brett, LLP,
         Counsel to Buyer

B        Opinion of Catherine H. Suttmeier, General Counsel to the
         Company and Seller

C        FIRPTA Affidavit

D        Resolution Memorandum

E        Guaranty

                     Location of Defined Terms


Defined Term                       Section             Page

Affiliate                          8.5(b)               40
Agreement                          Preamble              1
Benefit Plan                       3.19(a)              17
Buyer                              Preamble              1
Buyer Indemnity Claim              8.2                  37
Closing                            2.1                   4
Closing Balance Sheet              1.2(b)                2
Closing Date                       2.1                   4
Closing Date Payment               1.2(a)                2
Code                               3.22(h)              23
Common Control Entity              3.19(d)              18
Company                            Preamble              1
Company IRBs                       5.9                  32
Competitive Proposal               5.13                 33
Costs                              8.5(d)               40
Definitively Resolved              8.4(c)               39
Dispute Notice                     1.2(c)(i)             2
Employee                           3.18(a)              15
Encumbrance                        3.7(b)                9
Environmental Law                  3.20(l)              20
ERISA                              3.19(a)              17
Final Resolution                   8.5(f)               41
Former Employee                    3.18(a)              15

Hazardous Substance                3.20(k)              21
HSR Act                            3.2(b)                6
INA                                3.18(e)              17
Instrument                         3.2(b)                6
Latest Balance Sheet               3.4(b)                7
Latest Financial Statements        3.4(b)                7
Leased Real Property               3.7(a)                9
Material Adverse Effect            3.5                  14
Material Contracts                 3.14(b)              14
Material Customer                  3.26(a)              24
Material Disputed Items            1.2(c)(i)             2
Material Permits                   7.11                 36
Material Supplier                  3.26(b)              24
Neutral Accountants                1.2(c)(ii)            3
Other Real Property Interests      3.7(a)                9
Owned Real Property                3.7(a)                9
Parties' Accountants               1.2(c)(ii)            2
PBGC                               3.19(d)              18
Permitted Liens                    3.7(b)                9
Person                             3.1(b)                5
Purchase Price                     1.1                   1
Real Property                      3.7(a)                9
Related Party                      3.14(b)              13
Resolution Memorandum              8.4(b)               39
Schedule Delivery Date             5.5                  30
Selected Material Contracts        7.11                 36
Seller                             Preamble              1

Seller's Accountants               1.2(b)                2
Seller Indemnity Claim             8.3                  38
Shares                             Preamble              1
Tax                                3.22(a)              21
Tax Claim Termination Date         8.1(a)               37
Tax / ERISA Claim                  8.1(a)               37
Tax Liability                      8.5(c)               40
Tax Recoupment                     8.5(i)               42
Third Party Claim                  8.4(d)               39
Total Stockholders' Equity         1.1                   1

                     STOCK PURCHASE AGREEMENT

    THIS AGREEMENT (the "Agreement"), dated as of the ____ day of November, 1996, by and among Camden Acquisition Corporation, a New York corporation ("Buyer"), Camden Wire Co., Inc., a New York corporation (the "Company"), and Oneida Ltd., a New York corporation ("Seller"), recites as a preamble the following:

    I. Seller owns, beneficially and of record, all of the issued and outstanding shares (the "Shares") of common stock, no par value, of the Company.

    II. Buyer desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Buyer, upon the terms and subject to the conditions of this Agreement.

    NOW, THEREFORE, in view of the premises and in consideration of the agreements and mutual covenants contained in this Agreement, the parties intending to be legally bound, agree as follows:


                             ARTICLE I
    PURCHASE AND SALE OF SHARES; PAYMENT OF COMPANY OBLIGATIONS

1.1      Purchase and Sale of the Shares.
    At the Closing (as hereinafter defined), Seller shall assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Shares, for an aggregate purchase price (the "Purchase Price") equal to the Total Stockholders' Equity of the Company on the Closing Date (as hereinafter defined) as shown on the Closing Balance Sheet (as hereinafter defined); for all purposes of this Agreement the term "Total Stockholders' Equity," as of any date, shall mean an amount determined in accordance with generally accepted accounting principles applied on a basis consistent with the accounting principles and practices applied in the preparation of the 1996 Balance Sheet (as hereinafter defined), and is intended to correspond with the line on the 1996 Balance Sheet designated as Total Stockholders' Equity.

1.2      Determination  and Payment of Purchase Price

    The Purchase Price shall be determined and paid as follows:

    (a) On the Closing Date, Buyer shall pay to Seller an amount equal to the Total Stockholders' Equity of the Company reflected on the regularly prepared financial statements of the Company as of the last day of the most recent fiscal month of the Company, or if financial statements of the Company are not available on the Closing Date for the most recent fiscal month of the Company, for the next preceding fiscal month (the "Closing Date Payment").

    The Purchase Price shall be subject to adjustment after the Closing Date as follows:

    (b) As soon as practicable after the Closing Date, but in any event not more than ninety (90) days after the Closing Date, Seller shall cause Coopers & Lybrand, independent public accountants to be retained by the Seller for this purpose ("Seller's Accountants"), to audit and issue their report on the balance sheet of the Company as at the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be accompanied by a certificate of the Seller's Accountants stating the Total Stockholders' Equity of the Company as of the Closing Date as computed by them and certifying (i) that the Closing Balance Sheet has been prepared in accordance with generally accepted accounting principles applied in a manner consistent with the past practices of the Company, and (ii) the Closing Balance Sheet fairly presents the financial condition of the Company as of the Closing Date.
    (c) Upon receipt of the Closing Balance Sheet and the certificate of Seller's Accountants described in subsection (b), Buyer shall have thirty (30) days within which to review the same and register any objections, provided that Buyer may object to the Closing Balance Sheet only on the basis that the Closing Balance Sheet (i) was not prepared in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the 1996 Balance Sheet, or (ii) was not based on the application of generally accepted auditing standards. If Buyer does not object to any portion of the Closing Balance Sheet or such certificate within 30 days, it shall countersign such certificate and the Closing Balance Sheet shall be deemed to have been finally determined as the amount set forth therein. In the event that Buyer or Buyer's accountants ("Buyer's Accountants") shall dispute any item contained in the Closing Balance Sheet, or whether the computations set forth in the Closing Certificate have been made in accordance with the requirements of this Section 1.2, the following procedures will apply:
              (i) Within thirty (30) days of receipt of the Closing Balance Sheet, Buyer shall give written notice (the "Dispute Notice") to Seller setting forth in reasonable detail the basis for any such dispute or controversy and, to the extent practicable, the specific items in dispute and a good faith estimate of the amount thereof. Buyer shall not be entitled to dispute any single item unless the item involves $50,000 or more. If the aggregate amount of the items in dispute (each of which involves at least $50,000) is in excess of $500,000, all such items (the "Material Disputed Items") shall be resolved in accordance with the remaining paragraphs of this subsection (c).
              (ii) Upon receipt of a Dispute Notice by Seller involving Material Disputed Items, Buyer's Accountants, on behalf of Buyer, and the Seller's Accountants, on behalf of the Seller (such accountants being hereinafter collectively referred to as the "Parties' Accountants"), shall promptly commence good faith negotiations with a view to resolving the Material Disputed Items (and, if necessary, whether any item identified in a Dispute

Notice involves $50,000 or more) and, in connection with such negotiations Seller's Accountants shall provide access to its workpapers to Buyer's Accountants. If such dispute or controversy shall not have been resolved by mutual agreement of the parties or the Parties' Accountants within thirty (30) days after Seller's receipt of the Dispute Notice, Buyer and Seller shall jointly appoint, within ten (10) days thereafter, the Rochester, New York office of Peat Marwick or such other firm of accountants as the parties may agree (the "Neutral Accountants"), to resolve such Material Disputed Items.
              (iii) The Neutral Accountants shall make their determination as to such Material Disputed Items within thirty (30) days after their appointment. The Neutral Accountants shall act as arbitrators, and shall proceed to resolve all Material Disputed Items in accordance with generally accepted accounting principles applied on a basis consistent with those used in preparing the 1996 Balance Sheet. In resolving such Material Disputed Items, the Neutral Arbitrators may follow such procedures as the Neutral Accountants deem appropriate, including requesting written or oral explanations, submissions or information from the parties. The determination of the Neutral Accountants shall be a final determination of the Material Disputed Items, binding and conclusive as between Buyer and the Seller absent fraud or manifest error.
The respective fees and disbursements of the Parties' Accountants under this section 1.2(c) shall be borne by the party that retained such firm. The fees and disbursements of the Neutral Accountants shall be apportioned between Buyer and the Seller as part of the determination of the relevant dispute or controversy, in such manner as the Neutral Accountants shall deem equitable in light of the issues raised and the degree to which each party shall have prevailed on each such issue, it being the parties' intention that the prevailing party should not bear such costs.
    (d) The Closing Balance Sheet shall be deemed finally settled for purposes of this Section 1.2 upon the earlier of (i) Buyer's failure to deliver a Dispute Notice within thirty (30) days after receipt of the Closing Balance Sheet, (ii) resolution of all Material Disputed Items by agreement of the parties or the Parties' Accountants as provided in Section 1.2(c)(ii) above, or
(iii) resolution of all Material Disputed Items by the Neutral Accountants as provided in Section 1.2(c)(iii) above. Once the Closing Balance Sheet is deemed finally settled, the Closing Balance Sheet shall be revised to reflect all Material Disputed Items agreed to by the parties or resolved by the Neutral Arbitrators. The amount of the Purchase Price shall be re-calculated based upon the Total Stockholders' Equity as reflected on the revised Closing Balance Sheet. If the Closing Date Payment is less than the Total Stockholders' Equity as reflected on the revised Closing Balance Sheet, Buyer shall pay such difference, without interest, within ten (10) days after settlement of the revised Closing Balance Sheet. If the Closing Date Payment is greater than the Total Stockholders' Equity as reflected on the revised Closing Balance Sheet, Seller shall refund such excess, without interest, within ten (10) days after settlement of the revised Closing Balance Sheet.

1.3      Payment of Inter-company Debt
    At the Closing, Buyer shall take all action necessary to cause the Company to pay to Seller all inter-company debt and inter-company payables owed by the Company to Seller as of the Closing Date, which shall be paid simultaneously with the Purchase Price at the Closing, subject to adjustments in accordance with the determination of the Closing Balance Sheet.


                            ARTICLE II
                            THE CLOSING

2.1      The Closing
    The consummation of the transactions contemplated at Article I (the "Closing") shall take place at the offices of Bond, Schoeneck & King, LLP on January 17, 1997 or on such other date or at such other place as the Buyer and Seller shall agree to in writing. The day of closing is referred to herein as the "Closing Date."

2.2      Deliveries at the Closing
    (a) At the Closing, Buyer shall pay to Seller the amounts described in sections 1.2(a) and 1.3 by wire or electronic funds transfer in immediately available funds to accounts designated in written instructions delivered by Seller to Buyer not less than three (3) business days before the Closing Date.
    (b) Simultaneously, Seller shall deliver to Buyer certificates (i) evidencing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers assigning such Shares in blank, and with signature(s) guaranteed, in proper form for transfer and with any applicable stock transfer stamps affixed, and (ii) evidence satisfactory to Buyer that all inter-company debt of the Company to Seller is discharged in full by the payment required by
Section 1.3.


                            ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLER

    Subject to the delivery of Schedules on the Schedule Delivery Date as provided at Sections 5.5 and 7.9 below, the Company and Seller hereby jointly and severally make the representations and warranties set forth in this Article III, each of which is true and correct as of the date hereof (except that with respect to representations and warranties referencing Schedules and other materials to be delivered pursuant to Sections 5.5 and 7.9, such representations and warranties shall be made as of the Schedule Delivery Date) and each of which will be true and correct as of the Closing Date:

3.1      Corporate Organization.
    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted or proposed to be conducted pursuant to existing plans. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions set forth in Schedule 3.1(a), which are the only jurisdictions where such qualification is required by reason of the nature or location of the properties and assets owned, leased or operated by it or the business conducted by it. The Company will deliver to Buyer on or before the Schedule Delivery Date complete and correct copies of its Certificate of Incorporation, as amended to date (certified by the competent authority of the state of incorporation of the Company within thirty (30) days of the date hereof), and its By-Laws, as amended to date (certified by the Secretary of the Company within thirty (30) days of the date hereof). Neither the Certificate of Incorporation nor the By-Laws of the Company will have been amended since the respective dates f certification thereof, nor will any action have been taken for the purpose of effecting any amendment of such instruments. The minute books and stock record books of the Company shall be delivered to Buyer at the Closing.
    (b) The Company has no subsidiaries and does not own, of record or beneficially, directly or indirectly, any equity or other proprietary interest, or right to acquire any such interest, contingent or otherwise, in any other corporation, partnership, joint venture, limited liability company, business enterprise or other entity of any nature whatsoever (a "Person").

3.2      Corporate Authority; Absence of Conflicts
    (a) Each of Seller and the Company has full corporate power and authority to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of Seller and the Company, and no other corporate actions on the part of Seller or the Company are necessary to authorize and approve the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Seller and the Company and constitutes the valid and binding agreement of each of Seller and the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights.
    (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (i) conflict with or result in a breach of the Certificate of Incorporation or By-laws of Seller or the Company, nor

(ii) except as set forth on Schedule 3.14(c) attached hereto, violate, conflict with or result in a breach of or default (or be any event which with the lapse of time or the giving of notice or both would constitute an event of default) under any of the terms, conditions or provisions of any material agreement, understanding, arrangement, commitment, indenture, contract, lease, sublease, loan agreement, note, or other document or instrument to which Seller or the Company is a party or by which they are bound or to which they or their assets are subject (individually, an "Instrument" and collectively, the "Instruments"), nor (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any Instrument or in or with respect to the business or assets of Seller or the Company, nor (iv) result in the creation of any Encumbrance (as hereinafter defined) on the assets, capital stock or properties of Seller or the Company nor (v) conflict with, violate or result in a breach of or constitute a default under any law, statute, rule, judgment, order, decree, injunction, ruling or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal to which Seller or the Company or any of their assets or properties are subject, nor
(vi) require Seller or the Company to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any third party, including, any foreign, federal, state, county, local or other governmental or regulatory body, other than such filings as are required under the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended (the "HSR Act").

3.3      Outstanding Capital Stock; Title to Shares
    (a) The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value, of which one (1.0) Share is issued and outstanding, which one (1) Share is owned, beneficially and of record, by Seller. No other class of capital stock of the Company is authorized or outstanding. All of the issued and outstanding Shares are duly authorized and are validly issued, fully paid and nonassessable, and none of such Shares have been issued in violation of any preemptive rights of shareholders. The Shares constitute all of the issued and outstanding shares of capital stock of the Company.
    (b)  Seller is the beneficial and record owner of all of the Shares, free
and clear of any  Encumbrances.   There are no agreements, arrangements or
understandings (including, without limitation, options or rights of first refusal) to which Seller is a party relating to the purchase, sale or other disposition of the Shares or any interest therein.
    (c) There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company or Seller any shares of the capital stock or any other security of the Company, and there is no outstanding security of any kind convertible into such capital stock.

3.4      Financial Statements.

    Attached  hereto as Schedule 3.4 are the following financial statements:

    (a) The balance sheet of the Company as of January 27, 1996 (the "1996 Balance Sheet"), and the related statements of income, retained earnings and cash flows for the year then ended (the "1996 Financial Statements");
    (b) The balance sheet of the Company as of October 26, 1996 (the "Latest Balance Sheet") and the related statements of income, retained earnings and cash flows for the nine-month period then ended (the "Latest Financial Statements");
    (c) The statements of income, retained earnings and cash flows for the quarterly periods ended October 26, 1996, July 27, 1996 and April 27, 1996; and
    (d) The balance sheets of the Company as of January 28, 1995 and January 29, 1994, and the related statements of income, retained earnings and cash flows for the years then ended.

Each of the said financial statements (i) fairly presents the financial position, results of operations and cash flows of the Company for the respective periods stated therein, (ii) has been prepared from and is consistent with the books and records of the Company, (iii) is complete and correct in all material respects, and (iv) has been prepared in accordance with generally accepted accounting principles, consistently applied (in each case, as part of a consolidated group) subject, in the case of the Latest Financial Statements and the quarterly financial statements described in subsection (c), to normal year end adjustments. No notes are included in the financial statements.

3.5      Absence of Undisclosed Liabilities.
    Except as set forth in Schedule 3.5, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether arising out of transactions entered into or any condition or state of facts existing on or prior to the date hereof, which would in accordance with generally accepted accounting principles be reflected on a balance sheet, other than (a) liabilities and obligations set forth on the Latest Balance Sheet, and (b) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business, all of which are properly reflected in the books and records of the Company and which will not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, financial condition, results of operations or operations of the Company (a "Material Adverse Effect").

3.6      Absence of Material Adverse Changes.
    Except as set forth in Schedule 3.6 hereto, since the date of the Latest Balance Sheet, the Company has carried on its business in the ordinary course and consistent with past practice. Except as set forth in Schedule 3.6 hereto, since the date of the Latest Balance Sheet (except as set forth in subsection
(l) of this Section 3.6) the Company has not:

    (a) incurred any obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business and consistent with past practice;
    (b) discharged or satisfied any Encumbrance (as hereinafter defined), or paid any obligation or liability, absolute, accrued, contingent, or otherwise, whether due or to become due, other than obligations or liabilities incurred in the ordinary course of the Company's business;
    (c) suffered any damage, destruction or loss of physical property or goods resulting in costs or expenses to the Company in excess of $100,000, whether or not covered by insurance;
    (d) mortgaged, pledged or subjected to any lien, charge or other Encumbrance any of its assets, tangible or intangible, except for "Permitted Liens" as that term is hereinafter defined or as set forth in one of the Schedules hereto;
    (e) sold or transferred any of its assets or canceled or compromised any of its debts, except, in each such case, in the ordinary course of business and consistent with past practice, or waived any claims or rights of a material nature;
    (f) leased, licensed or granted to any person or entity any rights in any of its assets or properties except in the ordinary course of business;
    (g) experienced any material adverse change in its financial condition, results of operations, cash flows, assets, liabilities, businesses, prospects, or operations;
    (h) experienced any material adverse change in its relationship with any of its employees, salesmen, distributors, or independent contractors;
    (i) made any capital expenditures or capital additions or betterments in excess of an aggregate of Five Hundred Thousand Dollars ($500,000);
    (j)  revalued any of its assets;
    (k) entered into any material transaction, contract or commitment of a kind required to be disclosed on one of the Schedules, except as disclosed on one of the Schedules hereto;
    (l) since the date of the 1996 Balance Sheet, made any change in any accounting principle or practice or in its method of applying any such principle or practice;
    (m) made any distributions (however characterized and whether payable in cash or additional shares of stock) in respect of any shares of its capital stock or declared or paid any dividends in a manner inconsistent with the Company's customary practices with respect to dividends;

    (n)  repurchased or redeemed any shares of its capital stock;
    (o)  entered into any agreement to do any of the foregoing; or
    (p) issued any additional shares of its capital stock or granted any options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of its capital stock.

3.7      Real Property.
    (a)  Schedule 3.7(a) sets forth a complete list and summary description of
(i) all real property owned by the Company (the "Owned Real Property"), (ii) all real property leased or subleased by the Company (the "Leased Real Property"), and (iii) all other rights or interests of the Company in real property (the "Other Real Property Interests") (the Owned Real Property, the Leased
Real Property and the Other Real Property Interests are collectively referred to herein as the "Real Property"). On or before the Schedule Delivery Date, Seller shall deliver to Buyer true and correct copies of all leases, subleases, abstracts of title, surveys, title opinions and title insurance policies in Seller's or the Company's possession relating to all of the Real Property.
None of the Real Property reflected in the 1996 Balance Sheet or the Latest Balance Sheet has been disposed of, and no real property has been acquired by the Company since the date of the Latest Balance Sheet.
    (b) Except for (i) liens disclosed in Schedule 3.7(b), (ii) liens for current taxes not yet delinquent, (iii) covenants, conditions and restrictions of record, all of which are reflected in the title documents, and none of which materially impair the use of such property in the manner currently used or impair the ability of the Company to deliver good and marketable title to such Real Property, and (iv) any mechanic's, workmen's, repairmen's, materialmen's, contractor's, warehousemen's, carrier's, supplier's or vendor's lien, if payment is not yet due (the "Permitted Liens"), the Company has good and marketable title in fee simple to all Owned Real Property, and a valid leasehold interest in all Leased Real Property, free and clear of any mortgage, pledge, security interest, lien, claim, charge, conditional sales contract, restriction, reservation, option, right of first refusal, or other encumbrance of any nature whatsoever (collectively, "Encumbrances"). Except as set forth on Schedule 3.7(b), the Company has good and marketable title to all structures, plants, leasehold improvements, systems, fixtures and other property located on or about any of the Leased Real Property which are owned by the Company, as reflected in the Latest Balance Sheet, free of any Encumbrances, except for Permitted Liens and none of such assets is subject to any agreement, arrangement or understanding for their use by any person other than the Company.
    (c) Each of the leases and subleases relating to the Leased Real Property is in full force and effect, there is no default by the Company (or to the best knowledge of the Company or Seller, by the lessor) under any such lease or sublease, and each such lease and sublease will remain in full force and effect following the Closing without any modification in the rights or obligations of the parties under any such lease or sublease.
    (d) Except as set forth in Schedule 3.7(d), no work has been performed on or with respect to or in connection with any of the Real Property that would cause such Real Property to become subject to any mechanic's, materialmen's, workmen's, repairmen's, carrier's or similar liens aggregating in excess of $100,000.
    (e) To the best of Seller's and the Company's knowledge, the structures, plants, improvements, systems and fixtures (including, without limitation, storage tanks or other impoundment vessels, whether above or below ground) located on each such parcel of Real Property comply in all material respects with all Federal, state and local laws, ordinances, rules, regulations and similar governmental and regulatory requirements, and are in good operating condition and repair, ordinary wear and tear excepted. To the best of Seller's and the Company's knowledge, each such parcel of Real Property (in view of the purposes for which it is currently used) conforms in all material respects with all covenants or restrictions of record and conforms with all applicable building codes and zoning requirements and, to the best knowledge of Seller and the Company, there is no proposed change in any such governmental or regulatory requirements or in any such zoning requirements. All existing electrical, plumbing, fire sprinkler, lighting, air conditioning, heating, ventilation, elevator and other mechanical systems located in or about the Real Property are in good operating condition and repair (ordinary wear and tear excepted), except for defects or deficiencies which would not have a Material Adverse Effect.
    (f) The Other Real Property Interests include all easements, rights-of-way and similar rights necessary to conduct the Company's business as presently conducted and to use all of its Real Property as currently used, including, without limitation, easements and licenses for pipelines, power lines, water lines, roadways and other access. Schedule 3.7(f) correctly lists and describes all such easements and rights and all agreements and other instruments (including any amendments) relating thereto which are not recorded. All material easements and rights are valid, binding in favor of the Company and in full force and effect; any amounts due and payable thereon to date have been paid or have been fully accrued for in the Latest Balance Sheet or in the books and records of the Company for periods after the date of the Latest Balance Sheet, as applicable; neither the Company nor (to the best knowledge of the Company and the Seller) any other party thereto is in default thereunder; and there exists no event or condition affecting the Company or (to the best knowledge of the Company and Seller) any other party thereto, which, with the passage of time or notice or both, would constitute a default thereunder. No material easement or right will be breached by, nor will any party thereto be given a right of termination as a result of, the transactions contemplated by this Agreement.

3.8      Tangible Personal Property.
    (a) The Company has good and marketable title to all of the equipment, machinery, motor vehicles, inventories, supplies, furniture and fixtures and other tangible personal property owned by the Company, free and clear of any Encumbrance of any kind or nature whatsoever except as set forth in Schedule 3.8(a) and except for Permitted Liens. All items of equipment, machinery, vehicles, furniture, fixtures and other tangible personal property currently owned or used by the Company as of the date hereof are in good operating condition and repair, ordinary wear and tear excepted (except for defects or deficiencies which would not have a Material Adverse Effect), are physically located at or about the Company's place of business and are owned outright by the Company or validly leased under leases set forth in Schedule 3.8(b). None of such personal property is subject to any agreement, arrangement or understanding for its use by any person other than the Company. The maintenance and operation of such personal property complies with all applicable laws, regulations, ordinances, contractual commitments and obligations, except for such noncompliance as would not have a Material Adverse Effect. Except as set forth in Schedule 3.8(a), no item of tangible personal property owned or used by the Company as of the date hereof is subject to any conditional sale agreement, installment sale agreement or title retention or security agreement or arrangement of any kind. As to each item of personal property subject to any such agreement or arrangement, Schedule 3.8(a) sets forth a brief description of the property in question and the amount and repayment terms of the underlying obligation. Schedule 3.8(a) sets forth a complete and correct fixed asset list of the Company dated October 26, 1996.
    (b) Schedule 3.8(b) sets forth a complete and correct list and summary description of all material tangible personal property leases to which the Company is a party, together with a brief description of the property leased. On or before the Schedule Delivery Date, the Company will make available to Buyer complete and correct copies of each lease (and any amendments thereto) listed in Schedule 3.8(b). Except as set forth in
Schedule 3.8(b): (i) each such lease is in full force and effect; (ii) all lease payments due to date on any such lease have been paid, and neither the Company nor (to the best knowledge of the Company and Seller) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company and Seller) any other party under such lease; and (iii) there are no disputes or disagreements between the Company and any other party with respect to any such lease.

3.9      Accounts Receivable.
    The accounts receivable reflected on the Latest Balance Sheet are, and the accounts and notes receivable of the Company created from and after the date of the Latest Balance Sheet to the Closing Date will be, free and clear of any Encumbrance. All accounts receivable of the Company (i) arose from bona fide sales of goods or services in the ordinary course of business and consistent with past practice; (ii) are accurately and fairly reflected on the Latest Balance Sheet or, with respect to accounts receivable of the Company created after the date thereof and through the date of this Agreement are accurately and fairly reflected in the books and records of the Company, and (iii) are fully collectible, without offset or counterclaim, net of reserves, within ninety (90) days.

3.10     Accounts Payable.
    All accounts payable to the Company (i) arose from bona fide purchases in the ordinary course of business and consistent with past practice, and (ii) are accurately and fairly reflected on the Latest Balance Sheet or, with respect to accounts payable of the Company created after the date thereof and through the date hereof, are accurately and fairly reflected in the books and records of the Company.

3.11     Inventory.
    The inventory of the Company consists only of items of a quality and quantity useful or saleable in the ordinary course of business of the Company. The inventories as reflected on the 1996 Balance Sheet and the Latest Balance Sheet are valued at the lower of cost (determined by the LIFO method of accounting) or market value, subject, in the case of the inventories reflected in the Latest Balance Sheet, to the computation of LIFO reserves at year end. The inventory on hand on the date of this Agreement (and on the Closing Date) was (or will be) purchased at prices and in quantities consistent with the Company's custom in the ordinary course of business. Schedule 3.11 sets forth a list of each location of inventory of the Company, and a list and summary description of any agreements, including processing agreements and consignment agreements, applicable to such inventory.

3.12     Backlog.
    All outstanding customer purchase orders for products of the Company have been entered at prices and upon terms and conditions consistent with the normal practices of the Company, and, to the best knowledge of Seller and the Company, the completion of such orders will not have a Material Adverse Effect. The Company and Seller have not been informed by any customer that any material order included in its backlog is likely to be canceled or terminated prior to its completion.

3.13     Computer Software.
    All computer software programs (excluding noncustomized computer software available to the Company on an over-the-counter basis through normal commercial channels) used by the Company in the conduct of its business are owned or licensed by the Company free and clear of Encumbrances, except for Permitted Liens, and to the best of Seller's and the Company's knowledge do not infringe any copyright, trade secret, or trademark of any other person.

3.14     Material and Affiliated Contracts.
    (a) Except as set forth in Schedule 3.14(a), the Company is not a party to, or subject to:
         (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $100,000 or which provides for performance, regardless of amounts, over a period in excess of six months after the date of such contract, arrangement or commitment;
         (ii) any  license agreement, whether  as  licensor  or licensee;
         (iii) any agreement with suppliers or customers for discounts or allowances;
         (iv) any note, bond, indenture, credit facility, mortgage, security agreement or other instrument or document relating to or evidencing indebtedness for money borrowed or a security interest in or mortgage on the assets of the Company;
         (v) any warranty, indemnity or guaranty issued by the Company (other than customary product warranties provided by the Company in the ordinary course of business, which will be provided to Buyer pursuant to Section 3.21);
         (vi) any contract, arrangement or understanding granting to any person the right to use any property or property right of the Company, including any lease;
         (vii) any contract, arrangement or understanding restricting the right of the Company to engage in any business activity or to compete with any business;
         (viii) any joint venture contracts;
         (ix) any agreement granting to others the right to manufacture or distribute products of the Company;
         (x) any other material contract, arrangement or understanding not made in the ordinary course of business and consistent with past practice; or
         (xi) any outstanding offer or commitment to enter into any contract or arrangement of the nature described in subsections (i) through (x) of this section 3.14(a).
    (b) Schedule 3.14(b) contains an accurate and complete list and description of all agreements, arrangements and understandings (including outstanding indebtedness) which are currently in effect between the Company or the Seller and any of the following (each, a "Related

Party") and which involve a value of $10,000 or more: (i) each director and officer of the Company; (ii) the spouses, children, grandchildren, siblings, parents, grandparents, uncles, aunts, nieces, nephews or first cousins of any director or officer of the Company or their spouses (collectively, "near relatives"); (iii) any trust for the benefit of any director or officer of the Company or any of their respective near relatives, and (iv) any corporation, partnership, joint venture or other entity owned or controlled by any director or officer of the Company or any of their respective near relatives.

(The contracts, arrangements and understanding described in Schedule 3.14(a) and Schedule 3.14(b) are collectively referred to herein as "Material Contracts").

    (c) On or before the Schedule Delivery Date, the Seller shall deliver to Buyer complete and correct copies of each written Material Contract (and any amendments thereto), and Schedule 3.14(a) and Schedule 3.14(b) contain accurate summary descriptions of all oral material contracts. Except as set forth in Schedule 3.14(c): (i) each contract to which the Company is a party or by which it is bound is in full force and effect; (ii) neither the Company nor, to the best of Seller's and the Company's knowledge, any other party is in default under any such contract, and no event has occurred which constitutes, or which with the lapse of time or the giving of notice or both would constitute, a default by the Company or, to the best of Seller's and the Company's knowledge, by any other party under such contract; and (iii) there are no disputes or disagreements between the Company and any other party with respect to any such contract.

3.15     Compliance with Laws.
    To the best of Seller's and the Company's knowledge, the Company is complying and has complied in all material respects with all laws, statutes, rules, regulations, codes and, ordinances, and has secured all necessary permits and authorizations and licenses issued by, federal, state, local and foreign agencies and authorities, applicable to its business, properties and operations, or to which the Company may be subject or which are applicable to the operations, business or assets of the Company except for such permits and authorizations, the absence of which would not have a Material Adverse
Effect.   Neither the Company nor Seller has received any notice alleging any such violation nor, to the best of Seller's and the Company's knowledge is there any inquiry, investigation or proceedings relating thereto.

3.16     Legal Proceedings
    Except as set forth in Schedule 3.16 hereto, there are no suits, actions, proceedings (including, without limitation, arbitral and administrative proceedings), claims or governmental investigations or audits pending or, to the best of Seller's and the Company's knowledge, threatened against the Company or its properties, assets or business, or pending or, to the best of Seller's and the Company's knowledge, threatened against, relating to or involving any of the officers, directors, Employees or agents of the Company in connection with the business of the Company. There are no such suits, actions, proceedings, claims, or investigations pending or, to the best of

Seller's  and the Company's knowledge, threatened, challenging the validity or
propriety of, or otherwise relating  to  or  involving,   this Agreement or the
transactions contemplated hereby. Except as set forth in Schedule 3.16, there is no judgment, order, writ, injunction, decree or award (whether issued by a court, an arbitrator, a governmental body or agency thereof or otherwise) to which the Company is a party, or involving the property, assets or business of the Company, which is unsatisfied or which requires continuing compliance therewith by the Company.

3.17     Ability to Conduct the Business.
    There is no agreement, arrangement or understanding to which the Company is a party, nor any judgment, order, writ, injunction or decree of any court or any governmental body or agency thereof directed at the Company or in which the Company is named nor, to the best knowledge of the Company and Seller, any other judgment, order, writ, injunction or decree, that could (in any such case) prevent the use by the Company of its properties and assets or the conduct
by the Company of its business as of the date hereof.   To the  best of Seller's
and the Company's knowledge, the Company has in force, and has complied in all material respects with all of the conditions and requirements imposed by, all permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of its business as presently conducted. Neither the Company nor Seller has received any notice of, and neither the Company
nor   Seller  has  any  knowledge  of,  any intention  on the part of any appropriate authority to cancel, revoke or modify, or any inquiries, proceedings or investigations the purpose or possible outcome of which is the cancellation, revocation or modification of any such permit, license, exemption, consent, authorization or approval.

3.18     Labor Matters.
    (a) No union is certified as collective bargaining agent to represent any Employee of the Company, and Seller and the Company have no knowledge of any representation campaign which is currently under way. The Company is not (a) a party to, involved in or threatened by any labor dispute, unfair labor practice charge, labor arbitration proceeding or grievance proceeding, (b) currently negotiating any collective bargaining agreement or (c) aware of any threatened strike or filing with the National Labor Relations Board by any
employee  or  employee  group   seeking recognition as  a collective bargaining
representative or unit, work stoppage or slowdown, picketing or controversy involving employees or former employees of the Company (hereafter referred to as "Employees" and "Former Employees", respectively).
    (b) Schedule 3.18(b) also sets forth the names of all directors and officers of the Company (whether or not such persons are Employees or Former Employees), together with the respective term of office and titles for each
such person  and   all remuneration payable to any such officers and directors who are not Employees. The Company agrees to deliver to Buyer, on or before the Schedule Delivery Date, a statement, certified by an appropriate officer of the Company, setting forth: (i) with respect to each officer or director of the Company, such person's date of birth, date of employment, the current salary and commission terms of such person, the date and amount of such person's most recent salary increase, the amount of any bonuses or other cash compensation (other than regular salary or commissions) paid since February 1, 1993 to such person and a description of all compensation arrangements currently applicable to such person, and (ii) with respect to all other Employees, their date of birth, date of employment, and compensation for fiscal years 1996 and 1995.
    (c) Except as set forth on Schedule 3.18(c), subject to normal year-end adjustments, the Company has accrued or reflected on the Latest Balance Sheet, and will accrue or reflect on its books and records, all obligations for salaries, vacations, medical, severance and other benefits and other compensation of any kind with respect to its Employees and any of its Former Employees, to the extent required by generally accepted accounting principles, including, but not limited to, vacation pay, sick pay, medical, death, and disability benefits, severance, bonuses, incentive, and pension, retirement, profit sharing or other types of deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. Except as set forth in Schedule 3.18(c) there are no outstanding loans from the Company to any Employee except normal Employee advances in the ordinary course of business. Complete and correct copies of all written agreements with or concerning Employees and all employment policies, and all amendments and supplements thereto, will be delivered to Buyer, and a list of all such agreements and policies, whether written or oral is set forth on Schedule 3.18(c).
    (d) Since January 27, 1996, the Company has not (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees or Former Employees, (ii) provided any of the Employees with any increased security or tenure of employment, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, amended, or revised the terms of any Benefit Plan (as hereinafter defined) with respect to the benefits granted to or for the benefit of any of the Employees or Former Employees thereunder.
    (e) To the best of Seller's and the Company's knowledge, the Company has complied in all material respects with all laws, statutes, rules, and regulations applicable with respect to Employees in each of the jurisdictions in which it operates and/or does business. In particular, to the best of Seller's and the Company's knowledge, the Company has complied with all Federal and state laws, statutes, rules and regulations applicable to discriminatory employment practices (including, without limitation, discrimination based on race, age, handicap, sex or sexual preference or sexual harassment, in particular with respect to employment, equal pay and/or discharge), workplace safety, (including rules and regulations of the Occupational Safety and Health Administration), workers' compensation, payment of minimum wages and overtime rates, immigration, or otherwise relating to the conduct of employers with respect to employees or prospective employees, except where the failure to so comply will not have a Material Adverse Effect. There have been no claims made or threatened thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing, except for claims which are no longer pending or which are set forth on Schedule 3.18(e). The Company has complied in all material respects with the employment eligibility verification form requirements under the Immigration and Naturalization Act, as amended ("INA"), in recruiting, hiring, reviewing and documenting prospective employees for employment eligibility verification purposes and the Company has complied in all material respects with the paperwork provisions and anti-discrimination provisions of the INA. The Company has obtained and maintained the employee records and I-9 forms in proper order as required by law. To the best of Seller's and the Company's knowledge, the Company is not currently employing any workers unauthorized to work in the United States.

3.19     Employee Benefit Plans.
    (a) For purposes of this Agreement, "Benefit Plan" means and includes (i) any "employee benefit plan", within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), without regard to any exemption or exclusion therefrom under Department of Labor regulations, and (ii) any deferred compensation agreement, defined benefit and defined contribution plan, stock ownership plan, consulting or employment agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, supplemental retirement plan or arrangement, agreement with respect to temporary employees, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), retiree medical or life insurance plan, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan, arrangement or practice, and (iii) each other employee benefit plan, program or arrangement, which at any time has been maintained or contributed to by the Company for the benefit of or relating to any of the Employees or Former Employees and which is or remains legally binding on the Company or in respect of which the Company has any liability or obligation, whether imposed by a government program or run by any Governmental administration or agency, or whether written or oral.
    (b) Schedule 3.19(b) sets forth a complete and correct list of each Benefit Plan.
    (c) The Company will not incur any liability under any severance agreement, deferred compensation agreement, employment agreement or similar agreement solely as a result of the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 3.19(c), the Company is not sponsoring or contributing to , and since January 1, 1991 has not sponsored or contributed to, any Benefit Plan which is an "employee pension benefit plan," as defined in section 3(2) of ERISA, or which is subject to Title IV of ERISA or to section 412 of the Code. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of section 501(c)(9) of the Code) and there are no other "welfare benefit funds" relating to Employees or Former Employees within the meaning of section 419 of the Code. No event or condition exists with respect to any Benefit Plan that could subject the Company to any tax under section 4980B of the Code or, for plan years beginning before January 1, 1989, section 162(k) of the Code. With respect to each Benefit Plan, on or before the Schedule Delivery Date, the Seller shall deliver to Buyer complete and correct copies of the following documents, where applicable: (i) the annual reports (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinions required by section 103(a)(3) of ERISA for the three (3) most recent plan years, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith, (v) the actuarial reports, if any, relating to any Benefit Plan for the three (3) most recent plan years, (vi) the most recent actuarial valuation, study or estimate of any retiree medical plan or supplemental retirement benefit plan; and (vii) the most recent statement of plan assets for each Benefit Plan that is intended to meet the requirements of section 401(a) of the Code.
    (d) Since January 1, 1990 neither the Company nor any corporation or other trade or business under common control with the Company (as determined pursuant to section 414(b), (c), (m) or (o) of the Code) (a "Common Control Entity") has maintained or contributed to or in any way directly or indirectly has any liability (whether contingent or otherwise) with respect to any "multi-employer plan", within the meaning of section 3(37) or 4001(a)(3) of ERISA, or, except as set forth in Schedule 3.19(d), any other plan which is
subject to  Title  IV  of  ERISA.   No proceedings by the Pension Benefit
Guaranty Corporation (the "PBGC") to terminate any Benefit Plan have been instituted or threatened; no event has occurred or condition exists which constitutes grounds for the PBGC to so terminate any Benefit Plan; neither the Company nor any Common Control Entity is a party to or has any liability under any agreement imposing secondary liability on it as a seller of the assets of a business in accordance with section 4204 of ERISA or under any other provision of Title IV of ERISA; no contingent or other liability with respect to which the Company has, had or could have any liability under section 4063 or 4069 or other provision of Title IV of ERISA to the PBGC or to any Benefit Plan; and no assets of the Company are subject to a lien under sections 4064 or 4068 of ERISA. All contributions required to be made to or with respect to each Benefit Plan with respect to the service of Employees, Former Employees or other individuals with the Company prior to the date hereof have been made or have been accrued for in the Latest Balance Sheet or in the books and records of the Company for periods after the date of the Latest Balance Sheet, as applicable.
    (e) Except as set forth on Schedule 3.19(e), none of the Benefit Plans has been subject to a "reportable event," within the meaning of section 4043 of ERISA (whether or not waived); to the best of Seller's and the Company's knowledge, there have been no "prohibited transactions", within the meaning of section 406 of ERISA or section 4975 of the Code; to the best of Seller's and the Company's knowledge, each Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; all reports and information required to be filed with the Department of Labor, the IRS, the PBGC or plan participants or beneficiaries with respect to any Benefit Plan have been timely filed; there is no dispute, arbitration, claim, suit, or grievance, pending or, to the best knowledge of the Company and the Seller, threatened, involving a Benefit Plan (other than routine claims for benefits), and, to the best knowledge of the Company and the Seller, there is no basis for such a claim; none of the Benefit Plans nor, to the best of Seller's and the Company's knowledge, any fiduciary thereof (in such person's capacity as such) has been the direct or indirect subject of an order or, to the knowledge of the Company and the Seller, an investigation by a governmental or quasi-governmental agency, there are no matters pending as to which the Company has received notice before the IRS, the Department of Labor, the PBGC or any other domestic or foreign governmental agency with respect to a Benefit Plan; there have been no claims, or notice of claims, filed under any fiduciary liability insurance policy covering any Benefit Plan, and there has not been and there will not be any "excess parachute payment" (as that term is defined in section 280G of the Code) to any of the Employees prior to the Closing or as the result of the transactions contemplated by this Agreement. To the best of Seller's and the Company's knowledge, no event or set of conditions exists which would subject the Company to any Tax under sections 4972, 4974-76, 4979, 4980, 4980B, 4999 or 5000 of the Code.

3.20     Environmental Matters.
    (a) There are no actions, investigations, inquiries (written or oral) or other proceedings, rulings, orders or citations pending, or to the best knowledge of Seller and the Company, threatened by government officials with respect to the Company as the result of any actual or alleged failure of the Company to comply with any requirement of any Environmental Laws (as that term is defined in subsection (l) below). Schedule 3.20 contains a complete list of all solid waste dumps and hazardous waste disposal, treatment and storage facilities which are presently or formerly were used by the Company for disposal of hazardous waste as that term is used in the RCRA (as hereinafter defined) during the past seven years. On or prior to the Schedule Delivery Date, the Company shall deliver to Buyer true and correct copies of all
hazardous  waste  manifests  issued  by  it  at  any  time   since January 1,
1994.

    Except as disclosed on Schedule 3.20:

    (b) To the best of Seller's and the Company's knowledge, the Company has received all permits and approvals, has kept all records, and has made all filings required by applicable Federal, state, or local laws with respect to emissions of Hazardous Substances into the environment (including solids, liquids, and gases) at the Real Property and the proper disposal of such materials (including solid waste materials).
    (c)  To the best of Seller's and the Company's knowledge, the
Company  and all operations thereof  are currently in   compliance in all
material respects with all applicable Environmental Laws.
    (d) To the best of Seller's and the Company's knowledge, neither the Company nor its operations nor its property is the subject of any Federal, state, or local investigation or inquiry evaluating whether any remedial action is needed to respond to a release of any Hazardous Substances into the environment, and there is no basis for any such investigation or inquiry.

    (e) Since January 1, 1994, the Company has not filed, nor has it been required to file, any notice under Federal, state or local laws indicating past or present treatment, storage, or disposal of hazardous waste as defined under 40 C.F.R. Parts 260-270 or any state equivalent or reporting a spill or release of a contaminant at, on or under or about the Real Property.
    (f) On or before the Schedule Delivery Date, Seller will furnish Buyer with a summary description of the Company's activities with respect to the generation, transportation, treatment, storage or disposal of Hazardous Substances, as defined in subsection 3.20(l), and Seller and the Company will make available to Buyer all reports, inventories and plans in the possession of Seller or the Company relating to same.
    (g) To the best of Seller's and the Company's knowledge, since the effective date of any Environmental Law (if applicable), the Company has not disposed of or released any Hazardous Substance in or on the ground or into the groundwaters of its Real Property, except the disposal of or release of Hazardous Substances which (i) are permitted by law, (ii) have been remediated in accordance with applicable law (provided that any remediation effected pursuant to any judicial or administrative order or consent decree or as a result of any governmental investigation, inquiry request, order or decree since January 1, 1980 is summarily described in Schedule 3.20(g), hereto), or
(iii) would not have a Material Adverse Effect.
    (h) No underground storage tanks or surface impoundments used for the storage of Hazardous Substances are located at, on, or under the Real Property.
    (i) No lien in favor of any governmental authority for (i) any liability under any Environmental Laws or (ii) damages arising from or costs incurred by such governmental authority in response to a release of a contaminant into the environment has been filed or attached to the real property of the Company.
    (j) Since January 1, 1994, the Company and its Real Properties have been found to be in substantial compliance with applicable Environmental Laws following all inspections conducted by applicable regulatory bodies in connection with the matters described in this section.
    (k) To the best of Seller's and the Company's knowledge, except as disclosed in Schedule 3.20(k), none of the Real Property is located in an area identified by an agency or department of Federal, state or local governments, or identified by the Company or the Seller, as having special flood or mudslide hazards or wetlands.
    (l) For purposes of this Agreement, the term "Environmental Laws" shall mean all applicable Federal, state and local laws, regulations or ordinances relative to air quality, water quality, solid waste management, hazardous or toxic substances or the protection of health, safety or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), the Federal Water Pollution Control Act (33

U.S.C. 1251 et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. 6901 et. seq.) ("RCRA"), the Clean Air Act, as amended (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. 136 et seq.), and the Clean Water Act of 1977, as amended (33 U.S.C. 1251 et seq.), as these laws may have been amended or supplemented through the Closing Date, and any analogous state or local statutes and the regulations promulgated pursuant thereto. For purposes of this Agreement, the
term "Hazardous Substance" shall mean   any  product,  substance,  chemical,
contaminant, pollutant, effluent, waste or other material whose presence, nature, quantity and/or concentration, use, manufacture, disposal, transportation, emission, discharge, spill, release or effect, either by itself or in combination with other material located on any of the Real Properties, is either (i) regulated or monitored by any governmental authority, or (ii) defined or listed in, or otherwise classified pursuant to, any statute, law, ordinance, rule or regulation (or any proposed statute, law, ordinance, rule or regulation) as "hazardous substances," "hazardous materials," "hazardous wastes," "infectious wastes" or "toxic substances". Hazardous Substances shall include, but not be limited to: (i)(A) any
"hazardous substance" as defined in the   Comprehensive Environmental Response,
Compensation and Liability Act, (B) any "regulated substance" as defined in the Solid Waste Disposal Act or (C) any substance subject to regulation pursuant to the Toxic Substances Control Act, as such laws are now in effect or may be amended through the Closing Date and any rule, regulation or administrative or judicial policy statement, guideline, order or decision under such laws, (ii) petroleum and refined petroleum products, (iii) asbestos and asbestos-containing products, (iv) flammable explosives, (v) radioactive materials, (vi) radon and (vii) any other substance that is regulated or classified as hazardous or toxic under any Federal, state or local law, statute, ordinance, rule or regulation.

3.21     Products.
    On or prior to the Schedule Delivery Date, the Company will deliver to Buyer copies of all standard and other warranties which are currently extended or which have previously been extended by the Company with respect to products sold by the Company and for which the Company may have continuing liability or obligations as of the date hereof. Except as disclosed on Schedule 3.21, there are no pending claims, and Seller and the Company know of no basis for any claims, based on defective products, violation of product warranties, violation of product packaging or labeling requirements or similar claims with respect to any products manufactured or sold by the Company or delivered to customers on or prior to the date hereof, nor have the Company or Seller received any notices from any person threatening any such claim, except for product returns in the ordinary course of business which in the aggregate do not have a Material Adverse Effect. All product warranties extended by the Company are in compliance with applicable law.

3.22     Tax Matters.
    (a) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all Federal, state, local, foreign or other taxes, assessments, Social Security obligations, deficiencies, fees, export or import duties, or other governmental charges, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, sales, use, license, and franchise taxes and any installment payment for taxes and contributions or other amounts determined to be payable in the nature of a Tax with respect to compensation paid to directors, officers, employees or independent contractors, from time to time imposed by or required to be paid by the Company to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing) and any amount payable by the Company pursuant to any tax-sharing agreement or similar agreement with respect to any of the foregoing.
    (b) All returns and reports relating to Taxes or otherwise required under applicable tax laws which were required to be filed by or with respect to the Company on or before the date hereof (after giving effect to applicable extensions) have been duly and timely filed and all such returns and reports are complete and correct in all material respects. All Taxes imposed on or with respect to the Company which have become due and payable on or before the date hereof (including, but not limited to, estimated payments of Federal income taxes) have been paid in a timely manner by the Company and there is no liability (and no basis for any liability) for Taxes with respect to the Company which has not been (in the case of Taxes which have become due and payable) paid or (in the case of Taxes which are not yet due and payable) accrued on the books of the Company. Except as set forth on Schedule 3.22(b) hereto, there are no actions or proceedings which are currently pending or, to the best of Seller's and the Company's knowledge, threatened against the Company by any governmental authority for the assessment or collection of Taxes; no claim for the assessment or collection of Taxes has been asserted or, to the best of Seller's and the Company's knowledge, threatened against the Company; and there are no matters under discussion by the Company or Seller with any governmental authority regarding claims for the assessment or collection of Taxes against the Company. There are no agreements, waivers or applications by the Company for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of the Company (other than any lien for current Taxes not yet due and payable). True and complete copies of all Tax returns, reports and other Tax filings of the Company which have been filed for any periods since January 31, 1989 will be provided to Buyer upon request.
    (c) All Federal, state and local income tax returns of the Company with respect to the taxable period through the year ended January, 1987 have been examined and closed.
    (d) Except as set forth in Schedule 3.22(d), within the past ten years, the Company has not been a member of any affiliated group of corporations (as defined in section 1504(a) of the Code) which has filed consolidated Tax returns. For purposes of this section 3.22(d), the term

"Company" shall be deemed to include the Company, any subsidiaries of the Company or any predecessors of the Company or any of its subsidiaries.
    (e) The Company has not made, is not obligated to make, and is not a party to any agreement that under any circumstances could obligate it to make, payments the deductibility of which would be prohibited under section 280G of the Code.
    (f) Except as set forth in Schedule 3.22(f), the Company has not taken any action which would have the effect of deferring its tax liability from any taxable period ending on or before the Closing Date to any taxable period ending after the Closing Date, except for ordinary tax planning of the Company consistent with its historical practices in the ordinary course of business.
    (g) The Company has at no time during the five (5) years preceding the date of this Agreement been a "United States real property holding corporation," within the meaning of section 897(c)(2) of the Code, and the Shares do not constitute "United States real property interests", within the meaning of section 897(c)(1) of the Code.
    (h) The Company has not, with regard to any assets or property held, acquired or to be acquired by the Company, filed a consent to the application of section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

3.23     Insurance.
    Schedule 3.23 hereto sets forth a complete and correct list and brief summary description of all insurance policies carried by, or covering, the Company with respect to its business. Complete and correct copies of each such policy will be made available to Buyer upon request. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. Except as set forth on Schedule 3.23, there are no pending claims or to the best knowledge of Seller and the Company, threatened claims, under any of the Company's insurance policies.

3.24     Minute Books; Stock Record Books.
    True and correct copies of the Company's minute books and stock record book will be provided to Buyer on or prior to the Schedule Delivery Date.
The minute books of the Company contain true and complete originals or copies of all minutes of meetings of and actions by the stockholders, Board of Directors and all committees of the Board of Directors of the Company, and accurately reflect in all material respects all corporate actions of the Company which are required by law to be passed upon by the Board of Directors or
shareholders of the Company.   The  stock record book accurately reflects all
transactions in shares of  the Company's stock.

3.25     Brokers' or Finders' Fees.
    No agent, broker, investment banker, or other person or firm acting on behalf of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties in connection with any of the transactions contemplated by this Agreement.

3.26     Material Customers and Suppliers.
    (a) Schedule 3.26(a) sets forth a complete and correct list of the ten (10) largest customers of the Company (in terms of amounts invoiced to such customers during the fiscal year of the Company ended January 27, 1996), and a similar list for the nine month period ending October 26, 1996 (each, a "Material Customer") showing the total amount invoiced to each such customer for the
period  in  question.   Except  as  set  forth  and  described  in Schedule
3.26(a), no Material Customer has given the Company any notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any respect in the future, or otherwise reflecting an adverse change in, the business relationship between such customer and the Company; and there has not been any adverse change in the business relationship of the Company with any such customer since the date of the 1996 Financial Statements. No customer other than a Material Customer accounted for more than five percent (5%) of the Company's gross sales during the past three fiscal years.
    (b)  Schedule 3.26(b) sets forth a complete and correct list of  the  ten
(10) largest suppliers of the Company (in terms of amounts purchased from such suppliers during the fiscal year of the Company ended January 27, 1996), and a similar list for the nine month period ending October 26, 1996
(each, a "Material Supplier") showing the total amount purchased from each such Material Supplier for the period in question. Schedule 3.26(b) also correctly identifies all current outstanding purchase orders of the Company for goods or services with an aggregate value of $100,000 or more. Except as set forth in Schedule 3.26(b), no supplier identified in Schedule 3.26(b) has given the Company any notice terminating, suspending or reducing in any respect, or specifying an intention to terminate, suspend or reduce in any respect in the future, or otherwise reflecting an adverse change in, the business relationship between such supplier and the Company and there has not been any adverse change in the business relationship of the Company with any such supplier since the date of the 1996 Financial Statements.

3.27     Bank Accounts; Powers of Attorney.
    Schedule 3.27 sets forth a complete and correct list showing: (i) all banks in which the Company maintains a bank account or safe deposit box (collectively, "Bank Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (ii) the names of all persons holding powers of attorney from the Company (true and correct copies thereof to be delivered to Buyer on or before the Schedule Delivery Date).

3.28     Books and Records.
    Except as set forth on Schedule 3.28, all of the records, data, information, databases, systems and controls maintained, operated or used by the Company or in connection with the conduct or administration of its business (including all means of access thereto and therefrom) are located on the premises of the Company and are under the exclusive ownership or direct control of the Company.

3.29     Sales Representatives and Other Sales Agents/Sales Offices Schedule
    3.29 hereto sets forth a complete and correct list of the names and addresses of each sales representative or other sales agent currently engaged by the Company who is not an Employee, and a summary description of the territory assigned to each such person (noting whether such territory is exclusive or non-exclusive). Schedule 3.29 also sets forth a list of all agreements between the Company and any such person, complete and correct copies of which agreements will be delivered to Buyer.

3.30     Transaction Expenses.
    The Company has not incurred or paid, and will not prior to the Closing Date incur or pay, expenses relating to or arising out of the sale of the Shares or the transactions contemplated by this Agreement, including, without limitation, fees and expenses of counsel, accountants, and investment bankers.

3.31     Schedules.
    Disclosures made in any Schedule apply to all of the representations and warranties made in this Article III and shall not be limited to any particular paragraphs in relation to which they may appear. No schedule,
certificate   or   certified information delivered or to be delivered by the
Company or Seller pursuant to this Agreement, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

3.32     Reliance.
    The  representations and warranties of the Company  and  the Seller  made in
Article III of this Agreement are made by the Company and the Seller with the knowledge and expectation that Buyer is relying thereon in entering into, and performing its respective obligations under, this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore or hereafter conducted by or on behalf of Buyer, whether in contemplation of this Agreement or otherwise.

3.33     Fairness Opinion.
    The Board of Directors of Seller has received an opinion of an independent investment banking firm retained by Seller to the effect that the consideration to be received by Seller under this Agreement is fair to Seller from a Financial point of view.


                            ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer represents and warrants to Seller as follows:

4.1      Organization and Corporate Power.
    Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the failure so to qualify would have a material adverse effect on Buyer. Buyer has full corporate power and authority to own, lease and operate the properties and assets which it currently owns, leases or operates and to carry on its business as presently conducted or proposed to be conducted pursuant to existing plans. Buyer has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

4.2      Corporate Authority; Absence of Conflicts.
    (a) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Buyer, and no other corporate actions on the part of Buyer are necessary to approve and authorize the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a valid and legally binding agreement of Buyer, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.
    (b) The execution and delivery of this Agreement by Buyer, consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or violate any provision of the Certificate of Incorporation or any By-Law of Buyer; nor do such actions constitute a default of or require the consent or approval under any agreement or instrument to which Buyer is a party or by which Buyer's assets are bound, or require Buyer to obtain the approval or consent of any foreign, Federal, state, county, local or other governmental or regulatory body, other than such filings as are required under the HSR Act and except for the consent of Buyer's lender(s), nor will such actions violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or
court,  domestic  or   foreign,  presently applicable to Buyer.

4.3      No Investigation.
    There  exists  no legal proceeding or investigation  by  any governmental or
regulatory  authority,  or  any   request   for information or  action by any
third party, known to Buyer which could result in the institution of legal proceedings to prohibit or restrain the consummation or performance of this Agreement or the transactions contemplated hereby.

4.4      Securities Act of 1933.
    Buyer is acquiring the Shares solely for its own account and for the purpose of investment only and not with a view to any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, and that such Shares may not be transferred or sold except pursuant to the registration provisions of such Act or pursuant to an applicable exemption therefrom and pursuant to applicable state securities laws and regulations.

4.5      Reliance.
    The representations and warranties of Buyer made in this Article IV are made by Buyer with the knowledge and expectation that the Company and Seller are relying thereon in entering into, and performing their obligations under, this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore or hereafter conducted by or on behalf of the Company or Seller, whether in contemplation of this Agreement or otherwise.

4.6      Financing.
    At all times after the conditions precedent to Buyer's obligations set forth in Section 7.9 hereof have been satisfied or waived, Buyer will have sufficient cash or financing available to pay at Closing the amounts required to be paid under Sections 1.2 and 1.3 hereof.

4.7      Brokers' or Finders' Fees.
    No agent, broker, investment banker, or other person or firm acting on behalf of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties in connection with any of the transactions contemplated by this Agreement.

                             ARTICLE V
         AGREEMENTS OF THE PARTIES RELATED TO TRANSACTIONS

5.1      Full Access.
    The Company shall afford to Buyer, its counsel, accountants and other representatives reasonable access, during normal business hours to, and the Company shall disclose and make reasonably available to them (with the right to make copies), all of the books and records of the Company relating to the ownership of the properties, operations, financial condition, assets, obligations and liabilities of the Company, and the Company shall afford Buyer, its counsel, accountants and other representatives with reasonable access to the facilities and properties of the Company and to the officers and directors of the Company.

5.2      Preservation of Business.
    From the date hereof through the Closing Date, the Company shall and the Seller shall cause the Company to conduct its business consistent with past business practices, and use their best efforts to preserve the Company's business organizations intact, keep available the services of its present relationships with key employees, consultants and agents, maintain its present
material   suppliers,  customers,   and  others  having   material business
relationships with it and preserve their goodwill.

5.3      Negative Covenants of Seller.
    The Company and Seller covenant and agree that from and after the date hereof through the Closing Date, the Company shall not, except with the prior written consent of Buyer, or except as directly related to the completion of the transactions contemplated by this Agreement:
    (a) Issue or sell any of its shares of capital stock or other securities, or propose or effect a split or reclassification of its outstanding capital stock or a recapitalization;
    (b) Mortgage, pledge or otherwise encumber any properties or assets, or dispose of, or make any agreement with respect to the mortgage, pledge, sale, transfer or disposition of, any properties or assets except in the ordinary course of business;
    (c) Make any capital commitment or expenditure of more than $250,000, in the aggregate, or incur or become liable for any other obligation or liability except (i) obligations or liabilities in the ordinary course of business and
(ii) expenditures approved by the Board of Directors of the Company;

    (d) Declare or pay any dividends, whether in cash, securities or other property in a manner inconsistent with the Company's customary practices with respect to dividends, or distribute any assets to Seller or purchase, redeem or acquire any shares of capital stock;
    (e) Adjust in any way, either directly or indirectly, the compensation or benefits paid or payable to (i) any officer, director, or executive, or (ii) any other Employee of the Company if outside the ordinary course of business;
    (f) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;
    (g) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Latest Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Latest Balance Sheet;
    (h) Prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred except in the ordinary course of business;
    (i) Pay, loan or advance any amount to, or sell transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate, associate or near relative of any of its officers or directors;
    (j) Except in the ordinary course of business consistent with past practice, write down the value of any inventory or write off as uncollectible any notes or accounts receivable;
    (k) Cancel any debts or waive any claims or rights of substantial value, other than in the ordinary course of business consistent with past practice;
    (l) Dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, copyright or other intangible asset, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;
    (m)  Change any of the banking or safe deposit arrangements described  in
Schedule 3.27 hereto, except in the ordinary  course of business;
    (n) Grant or extend any power of attorney or act, as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise, in respect of the
obligation  of   any   person, corporation, partnership, joint venture,
association, organization or other entity; or

    (o)  Agree, whether in writing or otherwise, to do any of the foregoing.

5.4      Third Party Consents.
    Seller and the Company shall use their best efforts to obtain at the earliest practicable date all consents of third parties necessary to the consummation of the transactions contemplated hereby, the absence of which would have a Material Adverse Effect, and will provide to Buyer copies of each such consent promptly after it is obtained.

5.5      Delivery of Schedules and Other Material.
    Seller shall provide to Buyer each of the Schedules required hereunder, setting forth all of the information required to be set forth thereon, and any documents or instruments referred to in any Schedule, not later than seventeen
(17) days after the date of this Agreement (the "Schedule Delivery Date"). From time to time after the date any such Schedule is provided but in any event not later than the Closing Date, the Company will promptly supplement or amend the Schedules hereto with respect to any matter which, if it existed or occurred on or prior to the date any such Schedule was provided, would have been required to be set forth or described in any such Schedule or which is necessary to correct any information set forth in any such Schedule which has been rendered inaccurate thereby; provided, however, that no supplement or amendment to any such Schedule shall have any effect for the purpose of determining whether any breach of this Agreement existed prior to such supplement or amendment or whether the condition set forth in section 7.1 of this Agreement has been satisfied.

5.6      Tax Matters.
    (a) Seller shall prepare and file or cause to be prepared and filed on or before the relevant due dates therefor (after giving effect to all applicable extensions) all Federal, state, local and foreign Tax returns and reports of the Company attributable to any taxable period ending on or prior to the Closing Date, accompanied by the full and complete payment of all Taxes due with respect to such periods. Any Tax refunds received by the Company attributable to periods prior to the Closing shall belong to Seller and shall be promptly remitted to Seller upon receipt.
    (b) Buyer shall prepare and file or cause to be prepared and filed on or before the relevant due dates therefor (after giving effect to all applicable extensions) all Federal, state, local and foreign Tax returns and reports of the Company attributable to any taxable periods ending after the Closing Date, accompanied by the full and complete payment of all Taxes due with respect to such periods.
    (c) During the period between the Closing Date and the Tax Claim Termination Date (as hereinafter defined), Seller shall provide reasonable access during normal business hours to the books and records of Seller, including work papers, to the extent such access is reasonably requested in writing in advance by the Buyer for purposes of responding to any inquiry, audit or proceeding involving the Tax Returns of the Company for the periods ending prior to the Closing Date. After the Closing, Seller shall make available to Buyer all work papers, records of estimated tax payments and Tax Returns as have been used or filed for the fiscal year of the Company commencing prior to the Closing.
    (d) Buyer shall not, and after the Closing shall not permit the Company to, amend any Tax return, report or filing with respect to Tax periods prior to the Closing without Seller's prior written consent. At Seller's request and expense, Buyer shall, and shall cause the Company to, file an amendment to a Tax return, report or filing made with respect to Tax periods prior to the Closing, provided that Seller shall pay any additional
Taxes resulting from such amended filing, and provided further that Seller shall be entitled to receive any refund resulting from such amended filing. Following the Closing, Buyer shall not, and shall not permit the Company to, make any elections or changes in accounting methods if such elections or changes will affect the Tax liabilities of the Company or the Seller for a Tax period ending on or prior to the Closing Date, except as required by law after written notice to Seller.
    (e)  The  parties agree not to make any election or  deemed election under
Section 338(g) or 338(h)(10) of the Code or any similar provision under state law with respect to the transactions contemplated by this Agreement.

5.7      Transfer Taxes.
    Buyer shall be responsible for, and shall pay or reimburse promptly when and if due, all applicable sales, transfer, excise, use, documentary stamps or any other similar Taxes which may be imposed on or made payable in any jurisdiction, or by any authority, in connection with or arising from the consummation of the transactions contemplated by this Agreement. Buyer shall prepare and file all appropriate sales, transfer, excise, use, documentary stamps and other tax returns and other documents due in connection with the transactions contemplated hereunder. For purposes of paying any New York real property transfer tax resulting from the transactions contemplated hereby, the parties agree that the amount of the Purchase Price allocable to the Company's Real Property shall be the book value thereof at the Closing Date.

5.8      Best Efforts and Certain Filings.
    Subject to the terms and conditions of this Agreement, Buyer and Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement and to maintain the accuracy of their representations and warranties hereunder. Each of Seller and the Company will not take, agree to take or knowingly permit to be taken any action to do or knowingly permit to be done anything in the conduct of the business of the Company, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement.

5.9      Industrial Revenue Bonds.
    Seller agrees to cooperate with Buyer in Buyer's efforts to ensure that the 1985 City of Pine Bluff Industrial Revenue Bonds and the 1996 City of El Paso Industrial Revenue Bonds issued on behalf of the Company (collectively, the "Company IRBs") will remain in force and effect following the Closing, upon the terms and conditions as presently are in effect but without any liability of Seller subsequent to the Closing. The parties shall use their best efforts to secure Seller's release from any liability under the Company IRBs after the Closing.

5.10     Insurance.
    All   insurance  (other  than  group  health  and  workers' compensation programs) covering the property, and employees of the Company is provided through Seller, and the Company is charged by Seller for its insurance cost. All such insurance coverage provided through policies maintained by Seller shall terminate at the Closing, and any return premiums received upon termination shall be retained by or paid over to Seller upon receipt. Buyer shall be responsible, at the cost of Buyer or the Company, for procuring replacement insurance coverage following the Closing.

5.11     Workers' Compensation.
    Workers' compensation and disability benefits for Employees of the Company are provided through a self-insured plan sponsored by the Seller and administered by a third-party administrator. Coverage for workers' compensation benefits for Employees of the Company under Seller's self-insured plan shall be terminated as of the Closing. On or prior to the Closing, Buyer shall make all necessary arrangements (including, but without limitation, posting one or more surety bonds and/or letters of credit in amounts required by applicable regulations) to implement its own self-insured workers' compensation program for Employees of the Company or to procure an insurance policy providing workers' compensation benefits for Employees of the Company. From and after the
Closing,   neither  Seller  nor  Seller's  self-insured   workers' compensation
program shall have any further obligations with respect to workers' compensation or disability benefits or claims by Employees or Former Employees of the Company, including, without limitation, claims or benefits arising out of injuries or occurrences prior to the Closing.

5.12     Use of Seller's Name.
    Within 30 days after the Closing, Buyer shall cause the Company to discontinue use of and destroy any signs, letterhead, promotional materials, business forms and other documents bearing the name or logo of Seller or which in any way indicate a continuing affiliation between the Company and Seller.

5.13     Third-Party Offers.
    Seller and the Company shall not, nor shall Seller or the Company authorize or permit any subsidiary or any of its or a subsidiary's respective officers, directors, employees, investment bankers, attorneys or other advisors or representatives to, (i) solicit or initiate any Competitive Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect
to,   a Competitive Proposal; provided, however, that prior to the Closing Date, if the Board of Directors of Seller concludes, after consultations with counsel, that failure to take such action would reasonably be expected to violate its fiduciary duties to Seller's shareholders under applicable law, Seller may, in response to an unsolicited Competitive Proposal (A) furnish information with respect to the Company to the party making such Competitive Proposal and to its representatives, counsel and advisors pursuant to a confidentiality agreement with such party containing provisions substantially equivalent to those contained in the confidentiality agreement dated October 14, 1996 between Buyer and Seller, (B) provide the party making such Competitive Proposal and its representatives, counsel and advisors reasonable access to the facilities and key employees of the Company, and (C) participate in negotiations regarding such Competitive Proposal. Upon the furnishing of information with respect to the Company to any party making a Competitive Proposal, Seller shall promptly notify Buyer in writing of its receipt of a Competitive Proposal, and shall indicate in such notice the material terms and conditions of such Competitive Proposal. For purposes of this Agreement, Competitive Proposal means a proposal from any person to acquire all or a substantial part of the assets of the Company or more than 50% of the equity securities of the Company or any merger, consolidation or business combination involving the Company, other than the transactions contemplated by this Agreement.


                            ARTICLE VI
         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

    The obligations of Seller hereunder are subject to the fulfillment of the following conditions, any one of which may be waived in writing by Seller:

6.1      Representations and Covenants.
    All representations and warranties of Buyer contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied with all covenants and agreements contained herein and required to be performed or complied in all material respects with by it on or prior to the Closing Date.

6.2      Closing Certificate.
    Buyer shall have delivered to Seller a certificate signed by its President or a Vice President, dated as of the Closing Date, to the effect set forth in section 6.1.

6.3      Legal Opinion.
    Seller shall have received the opinion of Cohen Swados Wright Hanifin Bradford & Brett, LLP, counsel for Buyer, dated as of the Closing Date, in substantially the form attached hereto as Exhibit A.

6.4      Injunction.
    No order or decree prohibiting or restraining the consummation of this Agreement shall have been issued by any court or governmental or regulatory body. There shall not have been instituted any litigation, proceeding or investigation by a governmental body or regulatory or administrative agency to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

6.5      Lender's Consent.
    Seller shall have received the consent of its senior lenders to the consummation of the transactions contemplated hereby.

6.6      HSR Act.
    The waiting period under the HSR Act shall have expired or been earlier terminated without objection of the U.S. Department of Justice.

6.7      Company IRBs
    If the parties shall have been unable to secure Seller's release from liability pursuant to Section 5.9, Buyer shall (or shall have caused the Company to) have furnished one or more letters of credit or otherwise have provided indemnification reasonably satisfactory to Seller to protect Seller against any liability after the Closing Date in connection with the Company IRBs.


                            ARTICLE VII
         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

    The obligation of Buyer to enter into and complete the Closing is subject to the fulfillment on or before the Closing Date of each of the following conditions, any one of which may be waived in writing by Buyer:

7.1      Representations and Covenants.
    All representations and warranties of Seller contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Seller shall have performed and complied in all material respects with all covenants and agreements contained herein and required to be performed or complied with by it on or prior to the Closing Date.

7.2      Closing Certificate.
    Seller shall have delivered to Buyer a certificate signed by it or on its behalf dated as of the Closing Date, to the effect set forth in section 7.1.

 7.3     Legal Opinion.
    Buyer shall have received the favorable opinion of Catherine H. Suttmeier, General Counsel for the Company and Seller dated as of the Closing Date, in substantially the form attached hereto as Exhibit B.

7.4      Injunction.
    No order, decree, statute, rule or regulation prohibiting or restraining the consummation of this Agreement shall have been issued by any court or governmental or regulatory body. There shall not have been instituted, and there shall not have been any bona fide written threat after the date hereof of any litigation, proceeding or investigation by a government body or regulatory or administrative agency to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

7.5      Material Adverse Change.
    The Company shall not have suffered any material adverse change in its business or financial condition since October 26, 1996, including, without limitation (i) any loss or notice of loss of any Material Customer or Material Supplier as those terms are herein defined, or (ii) any loss on account of fire, flood, accident, strike or other calamity which has or reasonably may have a Material Adverse Effect.

7.6      Directors Resignations.
    Buyer shall have received the written resignation of each of the directors of the Company effective as of the Closing Date.

7.7      FIRPTA Affidavit.
    Buyer shall have received an affidavit from the Seller in the form of Exhibit C attached hereto that the Company is not, and has not been at any time during the five (5) year period preceding the date of this Agreement been, a United States real property holding corporation under the Foreign Investment in Real Property Tax Act of 1980.

7.8      Bank Accounts/Powers of Attorney.
    Any changes of signatories to Company bank accounts or cancellation of powers of attorney requested by Buyer shall have been made effective as of the Closing.

7.9      Schedules.
    On or before the Schedule Delivery Date, Seller shall have provided to Buyer each of the Schedules identified in this Agreement, containing all of the information required to be set forth thereon, and all other documents and information required to be disclosed or delivered on or before the Schedule Delivery Date. Buyer in its reasonable discretion shall have found the information set forth on such Schedules and such other documents and information to be satisfactory; provided that if on or before the thirtieth (30th) day after the date of this Agreement, or the eighteenth (18th) day after the delivery or disclosure of any Schedule, document, or information, whichever is later, Buyer shall not have notified Seller that any of such Schedules or materials is unsatisfactory to it, the conditions set forth in this Section 7.9 shall be deemed to have been waived.

7.10     HSR Act.
    The waiting period under the HSR Act shall have expired or been earlier terminated without objection of the U.S. Department of Justice.

7.11     Selected Material Contracts and Permits, etc.
    The completion of the transactions contemplated at Article I of this Agreement shall not impair the ability of the Company to enforce or continue to receive the benefits provided to it under (i) any contract, agreement or arrangement described at paragraph (i), (ii), (iv) or (viii) of subsection 3.14(a) ("Selected Material Contracts"), or (ii) any material permits, licenses, exemptions, consents, authorizations and approvals ("Material Permits"), upon the consummation of the transactions contemplated by this Agreement. and all consents necessary to preserve the Company's continuing ability to enforce or receive the benefits pursuant to each Selected Material Contract and Material Permit shall have been obtained by the Company or Seller.

7.12     Seller Indebtedness.
    Seller shall have caused the Company to be released from any liability (as a guarantor, co-maker or otherwise) with respect to the indebtedness of Seller.

                           ARTICLE VIII
    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

8.1      Survival of Representations and Warranties.
    All representations, warranties, obligations, covenants and agreements of the parties contained herein, or in any Schedule or Exhibit hereto, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing and, except in respect of any claims for indemnification as to which notice shall have been duly given prior to the relevant expiration date set forth below (or in the case of the representations set forth in section 3.3, or claims for indemnification arising therefrom, which shall have an indefinite duration), shall expire on the following dates:
    (a) in the case of Buyer Indemnity Claims as defined in section 8.2 below based in whole or in part on a breach of the representations and warranties set forth in section 3.19 or 3.22 ("Tax/ERISA Claims"), the day (the "Tax Claim Termination Date") which is the forty-fifth (45th) day following the third (3rd) anniversary of the earliest date on which all of the Company's Tax returns for its fiscal year ending on the Closing Date have been
duly  filed;   provided, however, that if any governmental  entity shall
commence an audit of the Company on or before the Tax Claim Termination Date with respect to any taxable periods of the Company ending on or before the Closing Date, Buyer shall have the right to assert a Buyer Indemnity Claim hereunder at any time on or before the Tax Claim Termination Date for the estimated amount of all Tax Liabilities and Costs (as those terms are hereinafter defined) which could potentially be assessed or otherwise be asserted by such governmental entity in connection with such audit;
    (b) in the case of all other Buyer Indemnity Claims, the later or May 31, 1998 or the end of the sixteenth calendar month after the Closing Date; and
    (c) in the case of any Seller Indemnity Claim, the later or May 31, 1998 or the end of the sixteenth calendar month after the Closing Date.

8.2      Seller's Agreement to Indemnify.
    Seller shall defend, indemnify and hold harmless Buyer and the Company from and against any Buyer Indemnity Claims arising under this Agreement. For purposes of this Agreement, the term "Buyer Indemnity Claim" shall mean (i) any Tax Liability or Cost (as defined in section 8.5), or (ii) any loss, damage, deficiency, claim, liability, obligation, suit, action, proceeding, demand, assessment, judgment, fee, cost or expense of any nature whatsoever
(including,  without  limitation,  all  interest   and penalties  in connection
with the foregoing and all out-of-pocket costs and expenses incident to the investigation, settlement or disposal of any of the foregoing, including, without limitation, reasonable fees and disbursements of accountants and counsel) arising out of, based upon or resulting from (A) any breach of any representation and warranty of the Company or

Seller which is contained in this Agreement or the certificate delivered under Section 7.2 of this Agreement, or (B) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company or the Seller which are contained in or made pursuant to this Agreement; provided, however, that Buyer shall be entitled to indemnification for Buyer Indemnity Claims under subsection (ii) of this section 8.2 only to the extent that the aggregate amount of all Buyer Indemnity Claims which have been Definitively Resolved (as that term is hereinafter defined) in favor of Buyer under the terms of this Agreement shall exceed $1,000,000 and only to the extent of such excess. Any payments made by Seller hereunder with respect to a Buyer Indemnity Claim shall be deemed to be a reduction of the Purchase Price.

8.3      Buyer's Agreement to Indemnify.
    Buyer hereby agrees to indemnify and hold the Seller harmless from, and to reimburse the Seller for any Seller Indemnity Claims (as that term is hereinafter defined) arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Seller Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, obligation, suit, action, proceeding, demand, assessment, judgment, fee, cost or expense of any nature whatsoever (including, without limitation, all interest and penalties in connection with the foregoing and all out-of-pocket costs and expenses incident
to  the   investigation, settlement or other disposal of any of the foregoing, including, without limitation, reasonable fees and disbursements of accountants and counsel) arising out of, based upon or resulting from (i) any breach of any representation and warranty of Buyer which is contained in this Agreement or any certificate or other instrument or document delivered pursuant hereto, or
(ii) any breach or nonfulfillment of, or failure to perform, any of the covenants, agreements or undertakings of Buyer contained in or made pursuant to the terms and conditions of this Agreement.

8.4      Notification of Claims and Definitive Resolutions.
    (a) Subject to the provisions of section 8.5 below, upon the occurrence of an event which constitutes or is claimed to constitute a Buyer Indemnity Claim or a Seller Indemnity Claim, as applicable, such party shall provide the indemnifying party or parties with prompt written notice of such event and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the indemnified party but in no event later than the time period set forth in
Section 8.1.  (For all purposes of  this section  8.4,  in  the case  of  Seller
"indemnified party" or "indemnifying party" refers to Seller and not the Company). Following receipt of a notice of any such indemnity claim asserted under this section 8.4(a), the indemnifying party shall have sixty (60) days (or such longer period as may be agreed in writing by the indemnified party) to make such initial investigation of the claim as the indemnifying party deems necessary or desirable. For the purpose of such investigation, the indemnified party shall make available to the indemnifying party any books and records relied upon by it to substantiate the claim. At or prior to the expiration of such sixty-day period (or any extension thereof which shall have been agreed to by the indemnified party in writing), the indemnifying party shall notify the indemnified party as to whether or not it disputes the indemnified party's claim in whole or in part.
    (b) If the indemnifying party does not dispute the indemnified party's claim, the two shall execute a memorandum (hereinafter referred to as a "Resolution Memorandum"), in the form of Exhibit D hereto, which shall recite the amount of the Buyer Indemnity Claim or Seller Indemnity Claim. If the indemnifying party notifies the indemnified party within 60 days that it disputes such claim, then, for a period not to exceed 30 days following receipt of such notice from the indemnifying party, the parties shall confer with one another and endeavor in good faith to resolve any dispute regarding the claim. If the parties reach an agreement regarding the existence and amount of the Buyer Indemnity Claim or Seller Indemnity Claim, the parties shall execute a Resolution Memorandum as aforesaid.
    (c)  For purposes of this Agreement, a Buyer Indemnity Claim
or   Seller   Indemnity  Claim  shall  be  deemed  to  have   been "Definitively
Resolved" when (i) a Resolution Memorandum has been signed by Buyer and Seller; or (ii) there is a decision, judgment, decree or other order by any court of competent jurisdiction, which disposes of all or part of a Buyer Indemnity Claim or Seller Indemnity Claim, which decision, judgment, decree or other order is not appealable or with respect to which the time for appeal has expired, or (iii) a period of sixty (60) days has expired since notice of a Buyer Indemnity Claim or Seller Indemnity Claim has been delivered to the indemnifying party and the indemnifying party has not notified the indemnified party that it disputes such claim. Upon the Definitive Resolution of a Buyer Indemnity Claim in favor of Buyer, the amount of such claim shall be paid by Seller to Buyer within thirty (30) days, subject to the provisions of section 8.2(ii) hereinabove.
    (d) If any indemnity claim asserted under section 8.4(a) involves the claim of any third party (a "Third-Party Claim"), the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, and no such claim shall be
settled, adjusted  or  compromised,  or  the   defense   thereof terminated,
without the prior consent of the indemnifying party unless and until the indemnifying party shall have failed, after the lapse of a reasonable period of time, but in no event more than thirty (30) days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. An indemnified party's failure to give timely notice or to furnish the indemnifying party with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any material prejudice to the indemnifying party. If so desired by any indemnifying party, such party may elect, at such party's sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, insofar as such claim relates to the liability of the indemnifying party,
provided   that   such indemnifying party  shall obtain the consent of all
indemnified parties before entering into any settlement, adjustment or compromise of such claim, or ceasing to defend against such claim, if as a result thereof, or pursuant thereto, there would be imposed on an indemnified party any liability or obligation not covered by the indemnity obligations of the indemnifying parties under this Agreement (including, without limitation, any injunctive relief or other remedy).

8.5      Special Indemnification for Tax Liabilities.
    (a) Seller shall indemnify and hold harmless Buyer, the Company and each Affiliate (as that term is hereinafter defined) of Buyer, from and against the payment of any and all Tax Liabilities (as that term is hereinafter defined). Except as may otherwise be expressly provided for in this Agreement, the term "Buyer Indemnity Claims" shall be deemed to include all claims for Tax Liabilities.
    (b) For purposes of this section 8.5, the term "Affiliate" shall mean any corporation or other entity which is, directly or indirectly, controlled by Buyer, or any successor in interest to, or transferee of, Buyer, as the case may be, as determined from time to time, including, without limitation, the Company and any successor in interest to, the Company.
    (c) For purposes of this Agreement, the term "Tax Liabilities" shall mean and include any and all liabilities for Taxes which are or shall be incurred by the Company (or by Buyer with respect to the Company) with respect to any taxable year or any other period prior to the Closing, other than Taxes for which provision was made on the Closing Balance Sheet.
    (d) In the event the indemnitee receives notice of a claim made by any Federal, state, local, foreign or other governmental authority which, if successful, would result in an obligation to indemnify pursuant to this section 8.5 (hereinafter, referred to as a "claim"), the indemnitee shall give prompt notice to Seller of the same in writing but in no event later than the time period specified in Section 8.1(a)), specifying in reasonable detail the basis of such claim, and the facts pertaining thereto, and shall not make payment of the Taxes claimed for at least 30 days after the giving of such notice. Seller shall have the right to control the defense of any such claim, subject in all cases to its obligation to indemnify Buyer and the Company with respect to Tax Liabilities. If Seller wishes the indemnitee to contest such claim, Seller shall, within 30 days after notice by the indemnitee to Seller of such claim, or, if earlier, the period required by law, request that such claim be contested. If the indemnitee agrees to do so, it shall contest the claim; provided, if the indemnitee so requests, Seller shall first furnish an opinion of independent tax counsel selected by Seller and reasonably satisfactory to the indemnitee, that there is a reasonable defense to the claim, and Seller shall agree to pay the indemnitee from time to time on demand, an amount which shall be equal to all costs and expenses which the indemnitee may incur in connection with contesting such claim, including, without limitation, fees and disbursements of attorneys, accountants and other experts (hereinafter referred to as the "Costs"). If indemnitee chooses not to contest the claim, Seller shall have the right to do so; provided, that Buyer shall (and shall cause the Company to) cooperate with and assist
Seller,  at  Seller's  expense,   in contesting such claim.  If any such claim
shall be made by the IRS or other governmental authority and Seller shall have requested the indemnitee to contest such claim, as above provided, and shall have duly complied with all of the terms of this section 8.5, the indemnitee hereby agrees to consult with Seller in good faith with respect to the actions to be taken by the indemnitee in connection with contesting any such claim; provided, however, that in determining the actions to be taken by the indemnitee, the overall tax and other interests of the indemnitee and its Affiliates shall be taken into account; and provided further that; (i) the indemnitee may either pay the Taxes claimed and sue for a refund in the appropriate court of proper jurisdiction, as the Seller shall elect, or contest such claim without first paying the Taxes claimed, and (ii) if the Seller requests the indemnitee to pay the taxes claimed and then seek a refund, the indemnitee will be provided with sufficient funds by Seller, on an interest-free basis, to pay the full amount of such Taxes. The indemnitee agrees to notify Seller in a timely manner in writing of any action taken or proposed to be taken from time to time by the governmental authority with respect to such claim, and to make available to Seller any relevant information relating to such claim which may be particularly within the knowledge of Buyer or any Affiliate and to otherwise cooperate with Seller in good faith in order to contest effectively any such claim. For the purpose of all dealings with Buyer or other indemnitee hereunder, Seller shall act exclusively through one designated counsel, and the indemnitee is hereby authorized by the Seller to deal with such designated counsel.
    (e) Any liability of the Seller under this section 8.5 shall become fixed upon a Final Resolution of the liability of the indemnitee and any amounts due to Buyer or other indemnitee under this section 8.5 shall be paid within 30 days after such Final Resolution subject to the limitations in Section 8.2. An indemnitee's failure to give timely notice or to provide copies of documents or to furnish relevant data in connection with any such claim shall not constitute a defense (in whole or in part) to such claim for indemnification for such indemnitee, except to the extent such failure or delay results in prejudice to Seller.
    (f) For purposes of this section 8.5, a "Final Resolution" shall be deemed to occur with respect to a proposed or other adjustment when (i) there is a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final with respect to the indemnitee (i.e., all allowable appeals taken pursuant to this section 8.5 have been exhausted by either party to the action), (ii) there is a closing agreement made under section 7121 of the Code binding in respect of the indemnitee or other administrative settlement with the IRS or other government authority, (iii) the time for instituting a claim for refund in respect of the indemnitee has expired, or, if a claim was filed, the time for instituting suit with respect thereto has expired or
(iv) the Taxes which are the subject of a proposed or other adjustment are paid, and, pursuant to written agreement between Seller and Buyer or other indemnitee, no claim for refund is filed, and no other contest of such proposed or other adjustment is made.
    (g) Upon a Final Resolution, the Seller shall become obligated for any payment, as provided above (less any amounts already advanced to the indemnitee as provided above), and the indemnitee shall become obligated to pay to Seller any refund (including interest thereon, to the extent actually paid by the relevant governmental authority) received or credited with respect to such claim (plus any amounts advanced to the indemnitee, as provided above, not depleted in satisfaction of the obligations of the Seller to the indemnitee). The obligations of the indemnitee and the Seller shall first be set off against each other and any difference owing by either party shall be paid within 30 days after such final determination.
    (h) If any such claim referred to in subsection 8.5(d) hereof shall be made by any Federal, state, local, foreign or other governmental authority and Seller, after having received notice thereof, shall have failed (i) to request the indemnitee to contest or not to contest such claim, as above provided, or (ii) to comply with any of the other material terms of this section 8.5, Seller shall become obligated to pay the indemnitee upon a Final Resolution, an amount which shall be equal to the Taxes which ultimately are paid as a result of contesting such claim and, from time to time upon demand, the costs which the indemnitee may incur in connection with contesting such claim.
    (i)  In the event that Seller pays a Tax Liability pursuant to  this Section
8.5 which arises from the disallowance in one fiscal year of a deduction or tax credit, which payment results in a reduction of the Federal or state income tax liability of the Company (or the consolidated group of which the Company is a member) for one of the first four (4) tax periods beginning after the Closing Date (a "Tax Recoupment"), Buyer or the Company shall pay to the Seller an amount equal to the Tax Recoupment, within 30 days after Final Resolution of all Buyer Indemnity Claims with respect to Tax Liabilities or, with respect to Tax Recoupments arising during the fourth tax period beginning after the Closing, within 30 days after the filing of the federal and state income tax returns for such period.

8.6      Limitations on Indemnification.
    Notwithstanding anything in this Agreement to the contrary, Seller shall have no obligation to indemnify the Buyer or the Company for a Buyer Indemnity Claim to the extent the matter giving rise to such claim (a) relates to any matter which is provided for, reserved or otherwise taken into account in the Closing Balance Sheet, (b) relates to any loss to the extent Buyer or the Company is covered by insurance, (c) arises or is increased as a result of any change in the basis or method of application or calculation of, or an increase in rates of, taxation after the Closing Date or the passing of any legislation or any change in generally accepted accounting principles after the Closing Date, or (d) arises or is increased as a result of a change in Environmental Law after the Closing Date. The amount of any indemnification required to be paid by Seller under this Article VIII shall be reduced by the amount by which the Federal or state income tax of the Company (or the consolidated group of which the Company is a member) is actually reduced due to a reduction of its net income for the tax period in which the liability or obligation giving rise to the indemnification is satisfied by the Company. In no event shall the liability of Seller under this Article VIII exceed the Purchase Price.

8.7      Exclusive Remedy.
    After the Closing, the indemnification provisions of this Agreement shall constitute the sole and exclusive remedy of Buyer for any breach by Seller or Company of any representation or warranty or covenant contained in this
Agreement   Buyer shall not be  entitled to assert against Seller any claim for damages, indemnification or otherwise relating to the transactions under this Agreement except pursuant and subject to the provisions of this Article VIII. Without limiting the generality of the foregoing, Buyer agrees that the rights accorded to it by Section 8.2 are the sole and exclusive remedy against Seller with respect to all liabilities under any Environmental Laws. Buyer (on its own behalf and on behalf of the Company after the Closing), and its successors and assigns hereby waive any right to seek contribution or
other  recovery  from  Seller  or  any  of   its affiliates under any
Environmental Law, and Buyer unconditionally releases Seller from any and all claims, demands and causes of actions that it may now have or in the future have against Seller for recovery under any Environmental Law except pursuant to Section 8.2 hereof.


                            ARTICLE IX
                         CERTAIN COVENANTS

9.1      Access by Seller.
    The Company shall, from and after the Closing Date, provide reasonable access to Seller (and to the Seller's Accountants for purposes of preparation and audit of the Closing Balance Sheet and the preparation or audit of the Tax returns of the Company for the period ending on or prior to the Closing
Date) during normal business hours, to the books and records and personnel of the Company, to the extent that such access is reasonably requested in writing in advance by Seller.

9.2      Maintenance of Records.
    Buyer shall cause the Company to maintain all books and records of the Company existing as of the Closing Date for a period of ten years after the Closing and shall not destroy such books and records during such period without giving Seller sixty (60) days prior written notice.


                             ARTICLE X
                           MISCELLANEOUS

10.1     Expenses.
    Seller shall be responsible for the expenses which Seller and the Company incur in connection with the transactions provided for herein or contemplated hereby including, without limitation, the fees and expenses of counsel, accountants and investment bankers, and Seller shall not cause or permit the Company to pay or be liable for such costs. Buyer shall bear the expenses which it incurs in connection with the transactions provided for herein or contemplated hereby, including the fees and expenses of its counsel and accountants; provided, however, that in the event of a termination of this Agreement by Seller pursuant to Section 10.14(b), upon receipt of a statement setting forth in reasonable detail all reasonable actual and out-of-pocket expenses incurred by Buyer in connection with the transactions provided for herein or contemplated hereby, Seller shall reimburse Buyer for all such
expenses.   The fees for filing of pre-merger notification reports under the HSR
Act shall be paid by Buyer.

10.2     Brokers.
    Neither Buyer nor Seller nor the Company has employed a finder or broker or other person entitled to a commission or fee in respect of this Agreement and the transactions contemplated hereby.

10.3     Notices.
    Any notice, request, demand or other communication given by any party under this Agreement (each a "notice") shall be in writing, may be given by a party or its legal counsel, and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery, or (iii) when five days have elapsed after its transmittal by registered or
certified   mail,  postage  prepaid,  return  receipt   requested, addressed to
the party to whom directed at that party's address as it appears below or another address of which that party has given written notice to the other
parties  hereto,  or  (iv)   when transmitted by telex (or equivalent service),
the sender having received the answer back of the addressee, or (v) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

    (a)  Notice to Buyer shall be sufficient if given to:

                    Camden Acquisition Corporation
                    111 West Second Street
                    Jamestown, NY 14702
                    Attention: R. Quintus Anderson, Chairman
                    Facsimile:  (716) 664-6057

         With a copy to:

                    Cohen Swados Wright Hanifin Bradford & Brett LLP 70 Niagara Street
                    Buffalo, NY 14202
                    Attention:  Douglas G. Kirkpatrick, Esq.
                    Facsimile:  (716) 856-5228

    (b) Notice to Seller or the Company (prior to Closing) shall be sufficient if given to:

                    Oneida, Ltd.
                    Kenwood Avenue
                    Oneida, New York 13421
                    Attn:  Catherine H. Suttmeier, General Counsel
                    Facsimile: (315) 361-3700

10.4     Successors and Assigns.
    This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any part thereof, may not be assigned without the prior written consent of the other party, which consent may be withheld in the sole discretion of the other party.

10.5     Entire Agreement and Modification.
    This Agreement, the Schedules to be provided hereunder, Exhibits hereto and agreements executed concurrently herewith (all of which are incorporated by reference into and considered part of this Agreement) supersede all prior agreements and understandings between the parties or any of their respective affiliates (written or oral) relating to the subject matter of this Agreement and are intended to be the entire and complete statement of the terms of the agreement between the parties, and may be amended or modified only by a written instrument executed by the parties. The waiver by one party of any breach of this Agreement by any other party shall not be considered to be a waiver of any succeeding breach (whether of a similar or a dissimilar nature) of any such provision or other provision or a waiver of any such provision
itself.   No  representation, inducement, promise,  understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

10.6     Section and Other Headings.
    The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

10.7     Governing Law.
    This Agreement and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

10.8     Counterparts.
    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together
constitute  one   and   the   same instrument.

10.9     Further Assurances.
    Each of the parties shall, at any time and from time-to-time after the Closing Date and at the expense of the other parties but without further consideration, execute and deliver such further instruments, assignments or documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing.

10.10    Severability.
    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent
of   such   prohibition   or unenforceability without invalidating the remaining
provisions hereof, and any such prohibition and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11    Confidentiality.
    Seller and Buyer agree to keep the terms of this Agreement and any amendments to it or transactions arising from it confidential except as required by applicable securities laws or to discharge the obligation of each of the parties to file submissions and data with respect to the proposed transaction pursuant to the HSR Act or as otherwise agreed by the parties.

10.12    No Third Party Beneficiaries.
    Neither this Agreement nor any provision hereof is intended to confer upon any person (other than the parties hereto) any rights or remedies hereunder.

10.13    Termination by Buyer.
    If Seller fails to comply with Section 2.2(b) or to satisfy any of the conditions to Closing specified in Article VII at or prior to January 25, 1997, and such failure is not waived in writing by Buyer, then Buyer may, without liability of Buyer to any party, terminate this Agreement, provided Buyer has satisfied (or stood ready to satisfy) all of Seller's conditions to Closing specified in Article VI, or such conditions have otherwise been satisfied or waived, by written notice to Buyer.

10.14    Termination by Seller.
    (a) If Buyer fails to comply with Section 2.2(a) or to satisfy in all material respects any of the conditions to Closing specified in Article VI at or prior to January 25, 1997, and such failure is not waived in writing by Seller, then Seller may, without liability of Seller to any party, terminate this Agreement, provided Seller has satisfied (or stood ready to satisfy) all of Buyer's conditions to Closing specified in Article VII, or such conditions have otherwise been satisfied or waived, by written notice to Seller; and
    (b) Seller may terminate this Agreement if Seller or the Company enters into a definitive agreement providing for the implementation of a Competitive Proposal, provided that Seller shall have given Buyer at least five (5) business days prior written notice of its intent to terminate.

10.15    Guaranty.
    Contemporaneously with the execution and delivery of this Agreement, Buyer is delivering to Seller a Guaranty Agreement in the form of Exhibit E annexed hereto executed by Aarque Capital Corporation, the ultimate parent corporation of Buyer, guaranteeing the prompt payment and performance of all Buyer's obligations under this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ONEIDA LTD.

By: /s/ William D. Matthews
Name: William D. Matthews
Title: Chairman

CAMDEN WIRE CO., INC.
By: /s/ William D. Matthews
Name: William D. Matthews
Title: Chairman

CAMDEN ACQUISITION CORPORATION
By: /s/ R. Quintus Anderson
Name: R. Quintus Anderson
Title: Chairman

                                                        Exhibit A


      [Letterhead of Cohen Swados Wright Hanifin Bradford & Brett, LLP]



                                        ___________, 1997


Oneida Limited
Kenwood Avenue
Oneida, New York  13421


Camden Wire Company, Inc.
12 Masonic Avenue
Camden, New York


Dear Sir or Madam:

    We have acted as counsel to Camden Acquisition Corporation, a New York corporation (the "Buyer"), in connection with the proposed purchase of all of the issued and outstanding shares of common stock of Camden Wire Co., Inc., a New York corporation (the "Company") from Oneida Ltd., a New York
corporation   (the "Seller"), pursuant  to a Stock Purchase Agreement dated  as of November ___, 1996 by and among Buyer, the Company, and Seller (the "Stock Purchase Agreement"). We also have acted as counsel to Aarque Capital Corporation, a New York corporation (the "Guarantor") in connection with the execution and delivery of a Guaranty Agreement dated as of November ___,
1996   (the "Guaranty"), guaranteeing the performance of Buyer's obligations
under  the  Stock  Purchase  Agreement.   This  opinion  is  being rendered
pursuant to Section 6.3 of the Stock Purchase Agreement. Capitalized terms not otherwise defined herein are used herein as defined in the Stock Purchase Agreement.

    We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of (i) the Stock Purchase Agreement;
(ii) the Guaranty; (iii) the Resolution adopted by the Board of Directors of Buyer relating to the approval of the Stock Purchase Agreement and the transactions completed thereby; (iv) the Certificate of Incorporation and By-Laws of Buyer; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all such non-original documents. As to certain matters of fact material to this opinion, we have relied upon certificates of officers of Buyer and certificates of public officials. We have assumed the accuracy of
the material factual information contained   in   all   such certificates.

      Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

1. Each of Buyer and Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

2. Each of Buyer and Guarantor has full corporate power and authority to enter into the Stock Purchase Agreement and the Guaranty, respectively, and
to  consummate  the   transactions contemplated thereby.  The Stock Purchase
Agreement has been duly authorized, executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms. The Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms.

3. Neither the execution and delivery of the Stock Purchase Agreement by Buyer, the execution and delivery of the Guaranty by Guarantor, nor the consummation of the transactions contemplated thereby will violate any
provision  of  the  Certificate   of Incorporation or By-Laws of Buyer or
Guarantor or, to the best  of our  knowledge  after reasonable investigation,
(i) constitute a breach or default under any agreement or instrument to which Buyer or Guarantor is a party, (ii) conflict with, violate or result in a breach of any law, statute, rule, judgment, order, decree, injunction, filing or regulation of any government, governmental agency, authority or
instrumentality,  court  or   arbitration tribunal  to which Buyer or Guarantor
or any of their properties are subject, or (iii) require Buyer or Guarantor to give notice to or obtain the authorization, approval or consent of or make a filing with any third party, including any foreign, Federal, state, county, local or other governmental body other than filings required under the HSR Act.

4. There is no suit, claim, action, litigation, or proceeding pending, or, to the best of our knowledge after reasonable investigation, threatened against Buyer which seeks to enjoin or prevent the performance of the terms and conditions of the Stock Purchase Agreement or the consummation of the transactions contemplated thereby.

    The opinion set forth in paragraph 2 with respect to enforceability is subject to applicable bankruptcy, insolvency, conservatorship, receivership,
reorganization,    moratorium, fraudulent conveyance,  and similar  state  or
Federal laws or equitable principles relating to or affecting creditors' rights generally and to the application of general equitable principles in any legal or equitable proceeding involving the enforcement of any of the provisions of the Stock Purchase Agreement.

    We are admitted to the Bar of State of New York, and we express no opinion as to the laws of any jurisdictions other than the laws of the United States and the laws of the State of New York.

    This opinion is furnished only to you, solely in connection with the Stock Purchase Agreement and the consummation of the transactions contemplated thereby, and may not be otherwise used by you, published, circulated, quoted, or otherwise referred to by you nor relied upon in any respect by any other person or party or for any other purpose, without our prior written consent.

                                        Very truly yours,

                                                         Exhibit B


              [Letterhead of Catherine H. Suttmeier]



                                        ___________, 1997




Camden Acquisition Corporation
111 West Second Street
Jamestown, NY  14702



Dear Sir or Madam:

    I am General Counsel of Oneida Ltd., a New York corporation (the "Seller"), and have acted as counsel to the Seller and Camden Wire Co., Inc. (the "Company"), in connection with the proposed purchase of all of the issued and outstanding shares of common stock of the Company (the "Shares") by Camden Acquisition Corporation, a New York corporation (the "Buyer"), pursuant to a Stock Purchase Agreement dated November ____, 1996 by and among Seller, the Company, and Buyer (the "Stock Purchase Agreement"). This opinion is being rendered pursuant to Section 7.3 of the Stock Purchase Agreement. Capitalized terms not otherwise defined herein are used herein as defined in the Stock Purchase Agreement.

    In rendering this opinion, I have examined originals or copies certified or otherwise identified to my satisfaction of (i) the Stock Purchase Agreement; (ii) the Resolutions adopted by the Boards of Directors of Seller and the Company relating to the approval and adoption of the Stock Purchase Agreement and the transactions contemplated thereby; (iii) the Certificates of Incorporation and By-Laws of Seller and the Company, as amended to date; and
(iv) such other documents as I have deemed necessary  or appropriate as a basis
for the opinions set forth below.   In  my examination, I have assumed the
genuineness of all signatures, the authenticity of all documents submitted to us
as   original documents, the conformity to original documents of all documents submitted  as certified or photostatic copies and the authenticity of the
originals  of  all such non-original  documents.   As  to certain matters of
fact material to this opinion, I have relied upon certificates of officers of Seller and the Company and certificates of public officials. I have assumed the accuracy of the material factual information contained in all such certificates.

    I am admitted to the Bar of the State of New York and no opinion is expressed herein as to the laws of any jurisdictions other than the laws of the United States and the laws of the State of New York.

    Based upon the foregoing and on my examination of such questions of law as I have considered necessary or appropriate, I am of the opinion that:

1. Seller and the Company are duly organized, validly existing and in good standing under the laws of the State of New York, and, based solely upon the
certificates  of  good   standing   or qualification described on Attachment I,
hereto, the Company is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions set forth on Schedule 3.1(a) of the Stock Purchase Agreement.

2. The Company has all requisite corporate power and authority to own, hold, lease and operate its assets and properties as now owned, held, leased and operated and to conduct its business as now conducted. To the best of my knowledge, the Company has in full force and effect all necessary licenses, permits and similar evidences of authority required to conduct the business presently conducted by it in each jurisdiction in which such business is conducted and the consummation of the transactions contemplated by the Stock Purchase Agreement will not result in any change or modification in, or cause any termination or cancellation of, any such license, permit or authorization, except as set forth in any Schedule to the Stock Purchase Agreement.

3. Seller and the Company have full corporate power and authority to execute and deliver the Stock Purchase Agreement and to consummate the transactions contemplated thereby. The Board of Directors of each of Seller and the Company have duly approved and have duly authorized the execution and delivery of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby, and no other corporate proceedings on the part of either Seller or the Company are necessary to approve and authorize the
execution  or  delivery  of  the  Stock   Purchase Agreement or the consummation
of the transactions contemplated thereby. The Stock Purchase Agreement has been duly executed and delivered by both Seller and the Company and constitutes the valid and binding agreement of Seller and the Company, enforceable against Seller and the Company in accordance with its terms.

4. Seller is the beneficial and record owner of all of the Shares, free and clear of any Encumbrances. All of the Shares are duly authorized and are validly issued, and are fully paid and nonassessable.

5. The execution and delivery of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby will not: (i) violate or
conflict  with  any  provision  of   the Certificates of Incorporation or By-
Laws of Seller or the Company; or, to the best of my knowledge after reasonable investigation: (ii) except as disclosed on Schedule 3.14(c) to the Stock Purchase Agreement, violate, conflict with or result in a breach of or default (or be any event with which the lapse of time or the giving of notice or both would constitute an event of default) under any of the terms,
conditions  or  provisions  of   any Instrument; (iii) except as disclosed on
one of the Schedules, accelerate or give to others any interests, including rights of acceleration, modification or cancellation, under any Instrument or in or with respect to the business or assets of Seller or the Company; (iv) result in the creation of any Encumbrance on the assets, capital stock or properties or the Company; (v) except as set forth on one of the Schedules, conflict with, violate or result in a breach of or constitute a default under any law, statute, rule, judgment, order, decree, injunction, filing or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal to which Seller or the Company or any of their assets or property are subject, or require Seller or the Company to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent, or make a filing with, any third party, including any foreign, Federal, state, county, local or other governmental or regulatory body, other than such filings as are required under the HSR Act.

6. Except as set forth in Schedule 3.16 to the Stock Purchase Agreement, there are no suits, actions, proceedings, including, without limitation, arbitral and administrative proceedings, claims or governmental investigations or audits pending or, to the best of my knowledge after reasonable investigation, threatened against the Company or its properties, assets or business or pending or, to the best of my knowledge after reasonable investigation, threatened against, relating to or involving any of the officers, directors, Employees or agents of the Company in connection with the business of the Company, including, without limitation, any suit, action, proceeding, claim or investigation challenging the validity or propriety of, or otherwise involving the Stock Purchase Agreement or the transactions contemplated thereby. To the best of my knowledge, except as set forth on Schedule 3.16 to the Stock Purchase Agreement, there is no judgment, order, writ, injunction, decree, or award (whether issued by a court, an arbitrator, a governmental body or agency thereof, or otherwise) to which the Company is a party or involving the property, assets, or business of the Company, which is unsatisfied or which requires continuing compliance therewith by the Company.

    The opinion set forth in paragraph 3 with respect to enforceability is subject to applicable bankruptcy, insolvency, conservatorship, receivership, reorganization, moratorium, fraudulent conveyance and similar state or Federal laws or equitable principles relating to or affecting creditors' rights generally, and to the application of general equitable principles in any legal or equitable proceeding involving the enforcement of any of the provisions of the Stock Purchase Agreement.

    This opinion is furnished only to you, solely in connection with the Stock Purchase Agreement and the consummation of the transactions contemplated thereby and may not be otherwise used by you, published, circulated, quoted, or otherwise referred to by you nor relied upon by any other person or party or for any other purpose, without my prior written consent.


                                        Very truly yours,

                                                         Exhibit C



                             AFFIDAVIT




STATE OF NEW YORK        )
                         )    ss:
COUNTY OF _____________  )


    The undersigned, as an officer of Oneida Ltd., hereby swears, affirms and certifies the following to be true relative to the sale of the capital stock of Camden Wire Co., Inc., a wholly-owned subsidiary of Oneida Ltd., to Camden Acquisition Corporation:

    The capital stock of Camden Wire Co., Inc. is not, and has not been at any time during the period specified under section 897 of the Internal Revenue Code of 1986, as amended (the "Code"), a United States real property interest within the meaning of sections 897 and 1445 of the Code, and Camden Wire Co., Inc. is not, and has not been at any time during such period, a United States real property holding corporation within the meaning of sections 897 and 1445 of the Code.

    This Affidavit is given under penalties of perjury in order to comply with Sections 897 and 1445 of the Code.

                                       ONEIDA LTD.
Date:_________
                                       By:______________________________
                                       Name:____________________________
                                       Title:_____________________________


    The foregoing affidavit was acknowledged and sworn to before me this ___ day of November, 1996 by _________________________, _____________, of Oneida
Ltd., a New York corporation, on behalf of said corporation.

________________________________
Notary Public
My  Commission  Expires: ___________

                                                        Exhibit D


                       RESOLUTION MEMORANDUM

    This Resolution Memorandum is made pursuant to section ____of the Stock Purchase Agreement dated as of November ___, 1996 (the "Stock Purchase Agreement") by and among Oneida, Ltd. ("Seller"); Camden Wire Co., Inc. (the "Company"); and Camden Acquisition Company (Buyer).

(Check and complete one)

________      Seller and Buyer have reached final agreement as to  the amount of the Buyer Indemnity Claim (as defined in section 8.2 of the Stock Purchase Agreement) incurred by Buyer as a result of the events or circumstances described in the notice of indemnity claim attached hereto. The parties agree that the amount of the Buyer Indemnity Claim is $_____________ and that the same shall be paid by Seller to Buyer within thirty (30) days of the date of this Resolution Memorandum, subject to the provisions of clause (ii) of section
8.2 of the Stock Purchase Agreement.

________      Seller and Buyer have reached final agreement as to  the amount of the Seller Indemnity Claim (as defined in section 8.3 of the Stock Purchase Agreement) incurred by Seller as a result of the events or circumstances described in the notice of indemnity claim attached hereto. The parties agree that the amount of the Seller Indemnity Claim is $_____________ and that the same shall be paid by Buyer to Seller within thirty (30) days of the date of this Resolution Memorandum.


[BUYER]                                ONEIDA LTD.

By:______________________________      By:_______________________________
Name:____________________________      Name:_____________________________
Title:_____________________________    Title:______________________________

                                                        EXHIBIT  E


                        GUARANTY AGREEMENT


    THIS GUARANTY AGREEMENT, dated as of November 26, 1996, is made by AARQUE CAPITAL CORPORATION, a New York corporation ("Guarantor"), in favor of ONEIDA LTD., a New York corporation ("Seller").

                             RECITALS

    A. Seller, Camden Wire Co., Inc., a New York corporation ("Company"), and Camden Acquisition Corporation, a New York corporation ("Buyer"), have executed a Stock Purchase Agreement dated as of November 26, 1996 (the "Agreement") providing for the sale by Seller to Buyer of all the outstanding capital stock of the Company.

    B. Guarantor is the parent and sole common stockholder of Buyer. In order to induce Seller to enter into and perform the obligations under the Agreement, Guarantor agrees to execute and deliver this Guaranty Agreement.

    NOW, THEREFORE, in consideration of the premises and of the sale of the Stock by Seller to Buyer, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Guaranty. Guarantor hereby guarantees to Seller that all obligations of Buyer under the Agreement, including, without limitation, the obligation of Buyer to pay the Purchase Price at the Closing (as such terms are defined in the Agreement) and Buyer's obligation to indemnify Seller for a breach of any covenant or representation and warranty made by Buyer in the Agreement (the "Obligations"), shall duly and punctually be paid or performed when and as the same shall become due and payable or be required to be performed in accordance with the provisions of the Agreement. This guaranty is an absolute, unconditional, present and continuing guaranty and, with respect to any and all payments included in the Obligations, constitutes a guaranty of payment and not of collectibility.

2. No Impairment. The Obligations of Guarantor under Section 1 hereof are to remain in full force and effect without regard to, and are not to be released, discharged or in any way impaired by: (a) any amendment of or waiver with respect to the Agreement; (b) any extension, indulgence or other action or inaction by Seller or Buyer in respect of the payment or performance of any of the Obligations; (c) any exercise or nonexercise by Seller or Buyer of any right, remedy, power or privilege in respect of this Guaranty Agreement or the Agreement; (d) any bankruptcy, insolvency, reorganization or similar proceeding involving or affecting Seller or Buyer.

3. Representations and Warranties of Guarantor. Guarantor represents and warrants to Seller as follows:

    (a) Guarantor is the holder of all of the common stock of Buyer and is duly organized and validly existing under the laws of the State of New York and has the full corporate power, authority and legal right to enter into and perform this Guaranty Agreement.

    (b) The execution and delivery of this Guaranty Agreement will not result in the breach of any term or provision of or constitute a default under, or result in the creation of any mortgage, lien, pledge, charge, security
interest  or   other encumbrance in  respect of the assets of Guarantor  under, any trust, deed, indenture, mortgage or other agreement or instrument to which Guarantor is a party or by which Guarantor or its properties may be bound or affected, or result in a breach of or default under or conflict with any
judgment,  order,   writ, injunction or decree of any court or national, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, binding on Guarantor.

    (c) There are no actions, suits or proceedings pending or, to Guarantor's knowledge, threatened against Guarantor in respect of or which may have any effect on its ability to enter into or perform this Guaranty.

    (d)  No  authorization, consent or approval of,  or  filing with, any
government  or  governmental  department,   body   or instrument or any other
person is required to authorize, or is required in connection with, the valid execution, delivery or performance by Guarantor of this Guaranty Agreement.

4. Successors and Assigns. This Guaranty Agreement may not be assigned by Guarantor without the prior written consent of Seller and shall inure to the benefit of and be enforceable by Seller, its successors and assigns.

5. Miscellaneous. Neither this Guaranty Agreement nor any of its terms may be changed, waived, discharged or terminated except by one or more written instruments signed by Guarantor and Seller. This Guaranty Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. The headings in this Guaranty Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

    IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the day and year first above written.


                                       AARQUE CAPITAL CORPORATION

                                       By: /s/  R. Quintus Anderson
                                       Title:  Chairman

                                                                EXHIBIT 99.1

For Immediate Release:            Contact: David A. Gymburch (315) 361-3271
November 26, 1996                 Corporate Public Relations
                                  http://www.prnewswire.com (Co. News section)


            ONEIDA LTD. TO SELL CAMDEN WIRE SUBSIDIARY;
         ONEIDA ANNOUNCES THIRD QUARTER EARNINGS AND DIVIDENDS

Oneida, N.Y. - Oneida Ltd. (NYSE/OCQ) today announced an agreement to sell for cash all the outstanding stock of Camden Wire Co. Inc., a wholly owned subsidiary, to a subsidiary of The Aarque Companies of Jamestown, N.Y.

The transaction involves a cash payment to Oneida of approximately $35.2 million and the assumption of Oneida's guarantee on $15.5 million in Camden Wire debt, for a total of approximately $51 million. This amount is subject to a post-closing adjustment to reflect changes, if any, in Camden Wire's book value. Closing of the transaction is subject to certain conditions being satisfied, but it is expected to be completed before Oneida's current fiscal year concludes January 25, 1997, Oneida Chairman William D. Matthews said.

Aarque was founded by R. Quintus Anderson, a member of the Oneida Ltd. Board of Directors. Aarque, a diversified metal fabricating firm, consists of several operating companies including Kardex Systems and Cold Metal Products Co.

Also today, Oneida reported improved earnings from continuing operations, excluding Camden Wire results, of 47 cents per share for the 1996 third quarter compared to 42 cents a year ago. For the first nine months of Oneida's fiscal year, earnings from continuing operations totaled 98 cents per share, up from 90 cents per share for the same period in 1995. Oneida's 1996 third quarter net income from continuing operations was $5,306,000 on sales of $101,280,000 for the three months ended October 26, up from net income of $4,740,000 on sales of $100,627,000 in last year's third quarter. The 1996 year-to-date net income from continuing operations was $10,929,000 on sales of $270,477,000, an increase over 1995 nine-month net income of $10,002,000 on sales of $270,275,000.

The Camden Wire sale is part of Oneida's strategy to focus on its tableware operations, Mr. Matthews said, noting Oneida's recent acquisition of Rego China. Oneida is the world's largest manufacturer of stainless steel and silverplated flatware for the consumer and foodservice tableware industries, and is also a major marketer of commercial dinnerware. Oneida has owned Camden Wire since 1977. In the 1995 fiscal year, Camden accounted for approximately $149 million of Oneida's total sales of nearly $514 million.

In other action, the Board of Directors of Oneida Ltd. declared the regular quarterly dividends of 13 cents per share on the common stock and 37-1/2 cents per share on the preferred stock, both payable December 30, 1996 to stockholders of record as of the close of business December 13, 1996. This will be the 244th consecutive cash dividend paid on common shares, covering the last 61 years.